                                  LEASE BETWEEN

                     CREDIT SUISSE FIRST BOSTON (USA), INC.

                                       AND

                              THE PORT AUTHORITY OF

                             NEW YORK AND NEW JERSEY


                             AS OF OCTOBER 30, 2001

                                  LEASE BETWEEN
                     CREDIT SUISSE FIRST BOSTON (USA), INC.
                                       AND
                  THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY

                             AS OF OCTOBER 30, 2001

--------------------------------------------------------------------------------

DOCUMENT                                                               TAB
--------                                                               ---
Lease..................................................................  1

Overlandlord Consent...................................................  2

Subordination and Non-Disturbance Agreement............................  3

                     CREDIT SUISSE FIRST BOSTON (USA), INC.

                                                   Landlord

                                       TO

                              THE PORT AUTHORITY OF
                             NEW YORK AND NEW JERSEY

                                                     Tenant

                      -------------------------------------

                                      LEASE

                      -------------------------------------

                          Dated as of October 30, 2001

                                TABLE OF CONTENTS

                                                                                        PAGE
                                    ARTICLE 1
                                   DEFINITIONS

                                    ARTICLE 2
                               PREMISES; TERM; USE

         Section 2.01.      Demise...................................................... 2
         Section 2.02.      Term........................................................ 3
         Section 2.03.      Possession Date............................................. 3
         Section 2.04.      Special Termination Rights.................................. 4
         Section 2.05.      Use......................................................... 6

                                    ARTICLE 3
                                      RENT

         Section 3.01.      Rent........................................................ 6
         Section 3.02.      Fixed Rent.................................................. 6
         Section 3.03.      Additional Charges.......................................... 6
         Section 3.04.      Tax Payments................................................ 7
         Section 3.05.      [Intentionally Omitted]..................................... 9
         Section 3.06.      Tax Provisions.............................................. 9
         Section 3.07.      Electric Charges............................................10
         Section 3.08.      Manner of Payment...........................................12
         Section 3.09.      Operating Expenses..........................................13

                                    ARTICLE 4
                                LANDLORD SERVICES

         Section 4.01.      Landlord Services...........................................19
         Section 4.02.      Auditorium and Cafeteria....................................23
         Section 4.03.      Telecommunications..........................................24

                                    ARTICLE 5
                    LEASEHOLD IMPROVEMENTS; TENANT COVENANTS

         Section 5.01.      Initial Improvements........................................25
         Section 5.02.      Alterations.................................................27
         Section 5.03.      Landlord's and Tenant's Property............................29
         Section 5.04.      Access and Changes to Building..............................30
         Section 5.05.      Repairs.....................................................31
         Section 5.06.      Compliance with Laws/Compliance Language....................32


         Section 5.07.      Tenant Advertising..........................................33
         Section 5.08.      Right to Perform Tenant Covenants...........................33

                                    ARTICLE 6
                            ASSIGNMENT AND SUBLETTING

         Section 6.01.      Assignment; Etc.............................................34
         Section 6.02.      Landlord's Option Right.....................................35
         Section 6.03.      Assignment and Subletting Procedures........................38
         Section 6.04.      General Provisions..........................................39
         Section 6.05.      Assignment and Sublease Profits.............................41
         Section 6.06.      Assignor Cure Rights........................................42
         Section 6.07.      Landlord Non-Disturbance....................................42

                                    ARTICLE 7
                        SUBORDINATION; DEFAULT; INDEMNITY

         Section 7.01.      Subordination...............................................42
         Section 7.02.      Estoppel Certificate........................................44
         Section 7.03.      Default.....................................................45
         Section 7.04.      Re-entry by Landlord........................................45
         Section 7.05.      Damages.....................................................45
         Section 7.06.      Other Remedies..............................................46
         Section 7.07.      Right to Injunction.........................................46
         Section 7.08.      Certain Waivers; Waiver of Trial by Jury....................47
         Section 7.09.      No Waiver...................................................47
         Section 7.10.      Holding Over................................................47
         Section 7.11.      Attorneys' Fees.............................................48
         Section 7.12.      Nonliability and Indemnification............................48
         Section 7.13.      Protest of Landlord Charges.................................49

                                    ARTICLE 8
                        INSURANCE; CASUALTY; CONDEMNATION

         Section 8.01.      Compliance with Insurance Standards.........................49
         Section 8.02.      Tenant's Insurance..........................................50
         Section 8.03.      Subrogation Waiver..........................................51
         Section 8.04.      Condemnation................................................52
         Section 8.05.      Casualty....................................................53

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         Section 9.01.      Notice......................................................55
         Section 9.02.      Building Rules..............................................56
         Section 9.03.      Severability................................................56
         Section 9.04.      Certain Definitions.........................................56
         Section 9.05.      Quiet Enjoyment.............................................56


         Section 9.06.      Limitation of Liability.....................................57
         Section 9.07.      Counterclaims...............................................57
         Section 9.08.      Survival....................................................57
         Section 9.09.      Certain Remedies............................................57
         Section 9.10.      No Offer....................................................58
         Section 9.11.      Captions; Construction......................................58
         Section 9.12.      Amendments..................................................58
         Section 9.13.      Broker......................................................58
         Section 9.14.      Merger......................................................58
         Section 9.15.      Successors..................................................58
         Section 9.16.      Applicable Law..............................................58
         Section 9.17.      No Development Rights.......................................58
         Section 9.18.      Surrender...................................................59
         Section 9.19.      Arbitration.................................................59
         Section 9.20.      Signage.....................................................59
         Section 9.21.      Attorneys' Fees.............................................60
         Section 9.22.      Counterparts................................................60
         Section 9.23.      Invoices....................................................60

                                   ARTICLE 10
                               SUBLEASE PROVISIONS

         Section 10.01.     Sublease Provisions.........................................60

                                   ARTICLE 11
                         REPRESENTATIONS AND WARRANTIES

         Section 11.01.     Landlord's Representations and Warranties...................64
         Section 11.02.     Tenant's Representations and Warranties.....................65

EXHIBITS

         A.    Description of Land
         B.    Initial Premises Floor Space Plan
         C.    Rules and Regulations
         D.    Overlease
         E.    HVAC Specifications
         F.    Form of Non-Disturbance Agreement
         G.    Overlandlord Consent
         H.    Cleaning Specifications

                             INDEX OF DEFINED TERMS
                             -----------------------

         Definition                                             Where Defined
         ----------                                             -------------

         4th Floor Space.......................................  Section 2.01
         5th Floor Space.......................................  Section 2.01
         8th Floor Space.......................................  Section 2.01
         5% Fee................................................  Section 3.07
         AAA Rules.............................................  Section 9.19
         Action................................................  Section 7.11
         Additional Charges....................................  Section 3.03
         Additional Premises...................................  Section 2.01
         Additional Rent for Electricity.......................  Section 3.07
         Additional Space Notice...............................  Section 2.01
         Affiliate.............................................  Section 6.01
         Alteration Plans......................................  Section 5.02
         Arbitrator............................................  Section 9.19
         Auditorium............................................  Section 1
         Assignment Consideration..............................  Section 6.05
         Base Operating Year...................................  Section 3.09
         Base Rate.............................................  Section 3.08
         Base Tax Amount.......................................  Section 3.04
         Bid Taxes.............................................  Section 3.04
         Broker................................................  Section 9.13
         Building..............................................  Recitals
         Building Rate.........................................  Section 4.01
         Business Days.........................................  Section 4.01
         Business Hours........................................  Section 4.01
         Cafeteria.............................................  Section 1
         Casualty..............................................  Section 8.05
         Commencement Date.....................................  Section 2.02
         Contractor(s).........................................  Section 5.01
         Control...............................................  Section 6.01
         Cost Savings..........................................  Section 3.09
         Curing Party..........................................  Section 5.08
         Cut-Off Date..........................................  Section 3.09
         Eighth Floor Space....................................  Section 2.01
         Electing Party........................................  Section 9.19
         Electric Capacity.....................................  Section 3.07
         Expiration Date.......................................  Section 2.02
         Fixed Rent............................................  Section 3.02
         Fixtures..............................................  Section 5.03
         Force Majeure.........................................  Section 4.01
         Hazardous Materials...................................  Section 5.06
         HLW Report............................................  Section 1
         HVAC..................................................  Section 4.01
         Improvements and Betterments..........................  Section 5.03


         Definition                                             Where Defined
         ----------                                             -------------

         Indemnified Party.....................................  Section 7.12
         Initial Premises......................................  Section 2.01
         Interest Rate.........................................  Section 5.08
         Land..................................................  Recitals
         Landlord..............................................  Introduction
         Landlord Lease Termination Date.......................  Section 2.04
         Landlord Lease Termination Notice.....................  Section 2.04
         Landlord Services.....................................  Section 4.01
         Laws..................................................  Section 5.06
         Lease.................................................  Introduction
         Lease Procurement Costs...............................  Section 2.04
         Material Alteration...................................  Section 5.02
         Minor Alterations.....................................  Section 5.02
         New Tenant............................................  Section 7.10
         Non-Retail Space......................................  Section 2.05
         Operating Expenses....................................  Section 3.09
         Operating Payment.....................................  Section 3.09
         Operating Statement...................................  Section 3.09
         Operating Year........................................  Section 3.09
         Optional Location.....................................  Section 2.01
         Other Sublease Consideration..........................  Section 6.05
         Overlandlord..........................................  Section 1
         Overlease.............................................  Section 1
         Overtime Periods......................................  Section 4.01
         PASNY.................................................  Section 3.07
         Port Consolidation Event..............................  Section 2.04
         Possession Date.......................................  Section 2.03
         Premises..............................................  Section 2.01
         Project...............................................  Recitals
         Recapture Space.......................................  Section 6.02
         Rent..................................................  Section 3.01
         Repair Estimate Notice................................  Section 8.05
         Required Substantial Completion Date..................  Section 8.05
         Rules and Regulations.................................  Section 4.01
         South Building........................................  Section 1
         Standard..............................................  Section 5.05
         Subsequent Landlord Lease Termination Date............  Section 2.04
         Subsequent Notice.....................................  Section 2.04
         Successor Entity......................................  Section 6.01
         Successor Landlord....................................  Section 7.01
         Superior Lease........................................  Section 7.01
         Superior Lessor.......................................  Section 7.01
         Superior Mortgage.....................................  Section 7.01
         Superior Mortgagee....................................  Section 7.01
         Tax Payment...........................................  Section 3.04
         Tax Year..............................................  Section 3.04

                                       ii

         Definition                                             Where Defined
         ----------                                             -------------

         Taxes.................................................  Section 3.04
         Tenant................................................  Introduction
         Tenant Assignor.......................................  Section 6.06
         Tenant Assignee.......................................  Section 6.06
         Tenant Casualty Repair Obligations....................  Section 8.05
         Tenant Lease Termination Date.........................  Section 2.04
         Tenant Termination Notice.............................  Section 2.04
         Tenant's Basic Cost...................................  Section 6.05
         Tenant's Initial Improvements.........................  Section 5.01
         Tenant's Offer Notice.................................  Section 6.02
         Tenant's Plans........................................  Section 5.01
         Tenant's Property.....................................  Section 5.03
         Tenant's Share........................................  Section 3.04
         Term..................................................  Section 2.02
         Tower.................................................  Section 1
         Transfer Notice.......................................  Section 6.03

          LEASE (this "LEASE"), dated as of October 30, 2001, between CREDIT SUISSE FIRST BOSTON (USA), INC. ("LANDLORD"), a New York corporation whose address is Eleven Madison Avenue, New York, New York 10010-3629 and THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY ("TENANT"), a body corporate and politic, created by compact between the States of New Jersey and New York, with the consent of the Congress of the United States of America, whose address is 225 Park Avenue South, New York, New York 10003.

                               W I T N E S S E T H

          WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the office building commonly known as One Madison Avenue, New York, New York (the "BUILDING") on the land more particularly described in EXHIBIT A (the "LAND"; the Land and the Building and all plazas, sidewalks and curbs adjacent thereto are collectively called the "PROJECT").

          NOW, THEREFORE, Landlord and Tenant agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            As used in this Lease, the following terms shall have the following respective meanings:

          (a) "AUDITORIUM" means the auditorium located in the South Building Lobby.

          (b) "CAFETERIA" means the cafeteria located on the B-2 floor of the South Building.

          (c) "HLW Report" means that certain report, dated December 6, 2000 and prepared by HLW and designated as Area Calculations, Project 3785.

          (d) "OVERLANDLORD" means the Metropolitan Life Insurance Company, a New York corporation, or any successor or assign of its interest under the Overlease.

          (e) OVERLEASE" means that certain Lease by and between Landlord and Overlandlord, dated as of February 22, 2001, as the same may amended, modified or supplemented from time to time. A true and correct copy of the Overlease (with financial terms redacted) is attached hereto as Exhibit D.

          (f) "SOUTH Building" means the portions of the Building shown on the floor plans included in the HLW Report as "Area Calculations-South Building."

          (g) "TOWER" means the portions of the Building shown on the floor plans included in the HLW Report as "Area Calculations-Tower."

                                    ARTICLE 2

                               PREMISES: TERM: USE

          SECTION 2.01. DEMISE. (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Lease, the entire 7th floor of the South Building and the entire 6th floor of the Tower substantially as shown on the plan annexed as EXHIBIT B (collectively, the "INITIAL PREMISES") and the Additional Premises (the Initial Premises and the Additional Premises being collectively, the "PREMISES") together with the non-exclusive right to use and to permit its permitted subtenants, assignees and invitees to use, in common with other tenants and occupants of the Project, the lobbies (other than the Tower lobby), loading dock and other public portions and common facilities of the Project subject to, and in accordance with the terms of this Lease, including without limitation the Rules and Regulations. Landlord and Tenant agree that the Initial Premises is conclusively deemed to contain 98,348 rentable square feet. The amount of rentable square feet in the Additional Premises shall be as set forth in Section 2.01(b) hereof. Subject to the terms and conditions of this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

               (b) Landlord shall, in accordance with this Section 2.01(b) and the other provisions of this Lease, separately demise to Tenant premises (the "ADDITIONAL PREMISES") comprised, at Landlord's option, of either (x) a portion of the 8th floor of the South Building and, if applicable, 7th floor of the Tower (the "EIGHTH FLOOR SPACE"), (y) a portion of the 4th floor of the South Building and, if applicable, the 3rd floor of the Tower (the "4TH FLOOR SPACE") or (z) a portion of the 5th floor of the South Building and, if applicable, the 4th floor of the Tower (the "5TH FLOOR SPACE") (each, an "OPTIONAL LOCATION"). Landlord shall give written notice to Tenant within five days after Landlord receives notice as to when any particular Optional Location shall be delivered by Overlandlord to Landlord. Landlord shall deliver to Tenant written notice (the "ADDITIONAL SPACE NOTICE") setting forth, INTER ALIA, in which Optional Location the Additional Premises will be located in as timely a fashion from and after the date hereof as practicable taking into consideration Landlord's own space planning needs and the anticipated delivery schedule of the Optional Locations from Overlandlord. Landlord shall deliver the Additional Premises to Tenant within thirty (30) days from the date that it receives possession of the 4th Floor Space or the 5th Floor Space, as the case may be, or such longer period as Landlord may reasonably need to physically separate the premises as hereinafter provided, should either such Optional Locations be designated as the Additional Premises or upon not less than fifteen (15) days after the date of delivery of the Additional Space Notice or such longer period as Landlord may reasonably need to physically separate the premises should Landlord designate the 8th Floor Space as the Additional Premises. The Additional Premises shall comprise approximately 50,000 rentable square feet and shall be located in such portions of an Optional Location as Landlord may determine, subject to Tenant's reasonable approval, provided, that, the Additional Premises shall, except to the extent of DE MINIMIS variations, be divided on a north/south axis and shall consist of an eastern or western portion. Unless the parties shall otherwise mutually agree, in no event shall the rentable square footage of the Additional Premises exceed 55,000 rentable square feet or be less than 45,000 rentable square feet, such relative square footage amount being reasonably determined by Landlord with reference to such factors as the location or proximity of common areas to general floor plate of the Additional Premises and the ease and cost of physical demise. The Additional Space Notice shall contain a floor plan delineating the Additional Premises. In the event Tenant reasonably disapproves of the location of the Additional Premises within such Optional Location by written notice to Landlord, and such notice is received by Landlord within fifteen (15) days after receipt of the Additional Space Notice, the Additional Space Notice shall be deemed to have been delivered to Tenant on the date that Landlord and Tenant agree on an appropriate location or the date that Landlord delivers to Tenant a revised Additional Space Notice setting forth a location for the Additional Premises for which Tenant has no reasonable objection. Any dispute as to whether Landlord has acted reasonably in connection with selecting the location of the Additional Premises shall be resolved pursuant to an expedited arbitration in accordance with the procedures set forth in Section
9.19 hereof. The parties acknowledge and agree that the Additional Premises may or may not contain space located on the contiguous Tower floor. The Additional Space Notice shall set forth Landlord's determination as to the amount of rentable square feet contained within the Additional Premises. The rentable square footage shall be calculated using the same methodology as Landlord used in determining the rentable square footage of the Initial Premises. Upon possession of the Additional Premises being delivered to Tenant, Tenant shall be deemed to have received, and is hereby granted, such rights in common with Landlord, or other occupants of the floor on which the Additional Premises is located, to use such corridors, hallways, restrooms, electrical closets and other common areas on such floor as may be reasonably necessary for the operation of Tenant's business. On or prior to the Possession Date of the Additional Premises, Landlord shall take all steps reasonably necessary, at its sole cost and expense, to physically separate the Additional Premises from the premises retained by Landlord, including, without limitation, the erection of a demising wall.

          SECTION 2.02. TERM. The term of this Lease (the TERM") shall commence on the date (the "COMMENCEMENT DATE") that is the latest to occur of (a) the Possession Date with respect to the Initial Premises and (b) the date that Overlandlord's Consent to this Lease has been obtained by Landlord in the form attached hereto as Exhibit G (or such other form as may be reasonably acceptable to Tenant) and Overlandlord shall have executed a Subordination and Non-Disturbance Agreement substantially in the form attached hereto as Exhibit F and shall end, unless sooner terminated as herein provided, on the last day of the calendar month in which occurs the tenth (10th) anniversary of the Commencement Date ("EXPIRATION DATE").

          SECTION 2.03. POSSESSION DATE. (a) "POSSESSION DATE" shall mean (x) with respect to the Initial Premises, the date possession of the Initial Premises is delivered to Landlord by Overlandlord pursuant to the Overlease and
(y) with respect to the Additional Premises, on or prior to July 1, 2002, subject to receipt by Landlord of possession of the Additional Premises from Overlandlord pursuant to the terms of the Overlease. Landlord anticipates that the Initial Premises shall be delivered by Overlandlord to Landlord on or prior to November 12, 2001. In the event that the Initial Premises shall be delivered subsequent to November 12, 2001, Landlord shall give Tenant two (2) Business Days prior written notice of such subsequent delivery date of the Initial Premises. Landlord shall keep Tenant reasonably apprised of the delivery schedule of the Initial Premises as Landlord receives such information from Overlandlord. Landlord agrees to use good faith efforts to cause Overlandlord to deliver the Additional Premises to Landlord as soon after the date hereof as may be reasonably practicable, provided, however, that the foregoing obligation shall not be deemed or construed to require Landlord to expend sums of money, grant any concessions to Overlandlord under the Overlease or undertake any other measures of a significant monetary or non-monetary nature. Provided Landlord has received Overlandlord's consent hereto, Landlord shall deliver possession of the Premises to Tenant on the Possession Date. In the event that Landlord is delayed in delivering possession of the Initial Premises or the Additional Premises as a result of the failure of the Overlandlord to deliver possession of the same to Landlord and Landlord shall have received any additional rental abatement from Overlandlord as a result thereof, Tenant shall be entitled to the same number of days of additional rental abatement with respect to the premises so not delivered as Landlord shall have received from Overlandlord, it being understood that Landlord shall have no obligation to pass through any rental abatement for the Premises received from Overlandlord with respect to the period prior to November 12, 2001.

          (b) Subject to Landlord's obligation to physically separate the Additional Premises from the premises retained by Landlord as heretofore provided, Landlord shall deliver the Premises to Tenant in the condition Overlandlord delivers the Premises to Landlord and Tenant shall accept the Premises "as is", provided, that, Landlord shall deliver the Premises with such existing furniture in place as is delivered to Landlord by Overlandlord pursuant to the Overlease. The parties hereby agree that the value of the existing furniture is DE MINIMIS and no portion of the Rent payable hereunder is allocable to the existing furniture. Tenant represents and warrants that Tenant is exempt from New York State and New York City sales tax and agrees that it shall indemnify Landlord against any New York State or New York City sales tax which may be due and payable in connection with the leasing of such furniture. Landlord does not make, and Tenant acknowledges that Landlord has not made or given, any representation or warranty, express or implied, with respect to the existing furniture or the present or future merchantability, condition, quality, durability, fitness or suitability of the existing furniture or any part thereof in any respect or in connection with or for the purposes and uses of Tenant, or any other representation or warranty of any kind or character, expressed implied. Tenant accepts the existing furniture "as-is". Notwithstanding any other provision of this Lease, Tenant shall not be obligated to remove the furniture delivered with the Premises from Landlord from the Premises on the Expiration Date. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord's failure for any reason to deliver possession of the Premises for the commencement of the Term. The provisions of this Article are intended to constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

          SECTION 2.04. SPECIAL TERMINATION RIGHTS. (a) In the event that the Tenant named herein (i.e., the Port Authority of New York and New Jersey) or a Permitted Successor has either (i) signed a binding, written commitment to relocate a majority of its staff in the Building to a new building for which construction has commenced or (ii) has undertaken a bonafide, company-wide plan of consolidation pursuant to which Tenant shall lease no less than 4000,000 rentable square feet in a single building (or connected building complex) in which a majority of its staff located at the Building shall be relocated to such building (the circumstances described in the foregoing clauses (i) and (ii) being each a "PORT CONSOLIDATION EVENT"), then, in such event, Tenant may elect by written notice to Landlord (the "TENANT TERMINATION NOTICE") to terminate this Lease effective as of the date (the "TENANT LEASE TERMINATION DATE") set forth in the Tenant Termination Notice, which Tenant Lease Termination Date may be no earlier than the sixth (6th) anniversary of the Commencement Date and no later than the seventh
(7th) anniversary of the Commencement Date. In no event shall Tenant have the right to terminate this Lease unless Tenant shall have delivered to Landlord the Tenant Termination Notice at least eighteen (18) months prior to the Tenant Lease Termination Date. In consideration of the right granted to Tenant herein, Tenant shall be obligated to pay to Landlord on or prior to the Tenant Lease Termination Date Landlord's Lease Procurement Costs. As used herein, the term "LEASE PROCUREMENT COSTS" means, (A) if the Tenant Lease Termination Date shall be the 6th anniversary of the Commencement Date, the sum of $1,254,877.00, (B) if the Tenant Lease Termination Date shall be the 7th anniversary of the Commencement Date, the sum of $977,625.00,and (C) if the Tenant Lease Termination Date shall be a date between the 6th and 7th anniversary of the Tenant Lease Termination Date, a sum obtained by pro-rating the amounts described in the foregoing clauses (B) and (C) on a straight-line basis. In the event that Tenant has properly exercised its right to terminate the Lease under this Section 2.04(a), this Lease shall terminate on the Tenant Lease Termination Date and the Term shall come to an end as if such date were the Expiration Date and Tenant shall thereafter be discharged of any and all liabilities accruing from and after the Tenant Lease Termination Date, except such obligations as by the terms hereof expressly survive the Expiration Date.

          (b) In the event that Landlord desires to occupy the Premises for its own use and occupancy or the use and occupancy of one of its Affiliates, Landlord may elect by written notice to Tenant (the "LANDLORD LEASE TERMINATION NOTICE") to terminate this Lease effective as of the date (the "LANDLORD LEASE TERMINATION DATE") set forth in the Landlord Lease Termination Notice, which Landlord Lease Termination Date may be no earlier than the sixth (6th) anniversary of the Commencement Date and no later than the seventh (7th) anniversary of the Commencement Date, provided, however, that in the event Tenant submits to Landlord within thirty (30) days from receipt of the Landlord Lease Termination Notice reasonably satisfactory evidence that a Port Consolidation Event has occurred, the Landlord Lease Termination Notice shall be deemed to have been rescinded. Landlord shall thereafter have the option, by written notice to Tenant, to terminate this Lease effective as of the date (the "SUBSEQUENT LANDLORD LEASE TERMINATION DATE") set forth in a subsequent written notice to Tenant (a "SUBSEQUENT NOTICE") occurring on or after the eighth (8th) anniversary of the Commencement Date. In no event shall Landlord have the right to terminate this Lease unless Landlord shall have delivered to Tenant the Landlord Termination Notice or the Subsequent Notice, as the case may be, at least eighteen (18) months prior to the Landlord Lease Termination Date or the Subsequent Landlord Lease Termination Date, as applicable. In the event that Landlord has properly exercised its right to terminate the Lease under this
Section 2.04(b), this Lease shall terminate on the Landlord Lease Termination Date or the Subsequent Landlord Lease Termination Date, as applicable, and the Term shall come to an end as if such date were the Expiration Date and Tenant shall thereafter be discharged of any and all liabilities accruing from and after the Landlord Lease Termination Date or the Subsequent Landlord Lease Termination Date, as the case may be, except such obligations as by the terms hereof survive the Expiration Date. The right of Landlord to terminate the Lease as provided in this Section 2.04(b) shall be personal to the Landlord originally named herein (i.e., Credit Suisse First Boston (USA), Inc.) and its present and future Affiliates and their successors by merger, consolidation, corporate reorganization or sale of all or substantially all of its assets.

          SECTION 2.05. USE. Except to the extent expressly waived by Overlandlord, Tenant shall use the Premises only for such uses as are permitted pursuant to SECTION 6.1 and 6.2 of the Overlease, the terms and provisions of which are incorporated herein by reference as if fully set forth herein, except that the term "NON-RETAIL SPACE" theirin shall be deemed to refer to the term "Premises" herein and Section 6.1(b) shall not be so incorporated. To the extent permitted by the Overlease, Tenant shall have the right to include up to four
(4) classrooms in the Premises for managerial and administrative training of Tenant's employees and contract employees only.

                                    ARTICLE 3

                                      RENT

          SECTION 3.01. RENT. "RENT" shall consist of fixed Rent and Additional Charges.

          SECTION 3.02 FIXED RENT. (a) The fixed rent ("FIXED RENT") for the Initial Premises shall be, for the period commencing on the Commencement Date and ending on the day immediately preceding the fifth anniversary of the Commencement Date, Four Million Six Hundred Twenty Two Thousand Three Hundred Fifty Six Dollars ($4,622,356), payable in equal monthly installments of Three Hundred Eighty Five Thousand One Hundred Ninety Six Dollars and Thirty Three Cents ($385,196.33) and (ii) for the period commencing on the fifth anniversary of the Commencement Date and ending on the day immediately preceding the tenth anniversary of the Commencement Date, Five Million One Hundred Fourteen Thousand Ninety Six Dollars ($5,114,096), payable in equal monthly installments of Four Hundred Twenty Six Thousand One Hundred Seventy Four Dollars and Sixty Seven Cents ($426,174.67).

          (b) The Fixed Rent for the Additional Premises shall be, (i) for the period commencing on the later to occur of (x) the Commencement Date and (y) the date that possession of the Additional Premises is delivered to Tenant in accordance with Section 2.01(b), and ending on the day immediately preceding the fifth anniversary of the Commencement Date, a sum equal to the product of (A) $47.00 and (B) the number of rentable square feet in the Additional Premises and
(ii) for the period commencing on the fifth anniversary of the Commencement Date and ending on the tenth anniversary of the Commencement Date, a sum equal to the product of (A) $52.00 and (B) the number of rentable square feet in the Additional Premises.

          (c) Fixed Rent shall be payable by Tenant in equal monthly installments in advance on the Commencement Date and on the first day of each calendar month thereafter, provided, that, if the Commencement Date or the date the Additional Premises is delivered is not the first day of the month, the Fixed Rent shall be appropriately prorated.

          SECTION 3.03. ADDITIONAL CHARGES. "ADDITIONAL CHARGES" means Tax Payments, Operating Payments and all other sums of money, other than Fixed Rent, at any time payable by Tenant under this Lease, all of which Additional Charges shall be deemed to be rent.

          SECTION 3.04. TAX PAYMENTS. (a) "BASE TAX AMOUNT" means the Taxes (excluding any amounts described in Section 3.04(b)(iii)) for the calendar year 2002.

          (b) "TAXES" means (i) the real estate taxes, vault taxes, assessments and special assessments levied, assessed or imposed upon or with respect to the Land and the Building by any federal, state, municipal or other government or governmental body or authority (including, without limitation, any taxes, assessments or charges imposed upon or against Project, Landlord or the owner of the Project with respect to any business improvement district (collectively, "BID TAXES")) but only if and to the extent that the same shall be reflected in any tax bill with respect to the Project and after giving effect to any and all abatements, refunds, reductions and credits which are not made expressly for the benefit of another tenant by the Building, but expressly excluding any benefit accruing to Landlord under any discretionary municipal incentive program (as opposed to benefits granted by the applicable governmental entity on a Building-wide basis "as of right", including any Building-wide benefits which may be granted pursuant to the Industrial and Commercial Incentive Program),
(ii) all taxes assessed or imposed with respect to the rentals payable under this Lease other than general income and gross receipts taxes; PROVIDED, that any such tax shall exclude Commercial Rent or Occupancy Taxes imposed pursuant to Title 11, Chapter 7 of the New York City Administrative Code so long as such tax is required to be paid by Tenants directly to the taxing authority and (iii) any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Project, which expenses shall be allocated to the Tax Year to which such expenses relate. If at any time the method of taxation shall be altered so that in lieu of or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other additional or substitute tax, assessment, levy, imposition, fee or charge, including without limitation, business improvement district and transportation taxes, fees and assessments, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in "TAXES," computed as if Landlord's sole asset were the Project. If the owner, or lessee under a Superior Lease, of all or any part of the Project is an entity exempt from the payment of taxes described in CLAUSES (i) and (ii), there shall be included in "TAXES" the taxes described in clauses (i) and (ii) which would be so levied, assessed or imposed if such owner or lessee were not so exempt and such taxes shall be deemed to have been paid by Landlord on the dates on which such taxes otherwise would have been payable if such owner or lessee were not so exempt. Except as permitted in this SECTION 3.04(b), "TAXES" shall not include (x) any municipal, state or federal taxes on Landlord's income, franchise taxes, taxes on gross receipts or revenue, estate or inheritance taxes value added, transfer, transfer gains, succession, capital stock excise, excess profits, gift, foreign ownership or control, corporate franchise, corporate, unincorporated association, payroll or stamp tax, or any similar taxes or charges imposed or assessed against Landlord, including any other tax, assessment, charge or levy on the rent reserved under leases, including this Lease or (y) unless due to default in Tenant timely paying Tenant's Tax Share hereunder, any penalties, late charges or fines imposed against Landlord with respect to real estate taxes, assessments and the like than are otherwise includable within the term "Taxes." If the Bid Taxes are eliminated or reduced after the date hereof, then, as of the date of such elimination or reduction, the Base Tax Amount shall be recalculated to take into account the elimination or reduction of the Bid Taxes.

          (c) "TAX YEAR" means each period of 12 months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period or 12 months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes of the City of New York.

          (d) "TENANT'S SHARE" means 6.97%, as the same may be increased or decreased in accordance with the terms of this Lease. The parties hereto agree that the rentable square foot area of the Premises shall be deemed to be, as of the date hereof and prior to the addition of the Additional Premises, 98,348 rentable square feet and the rentable square foot area of the Building shall be deemed to be 1,410,765 rentable square feet. Tenant's Share has been, and shall be upon the addition of the Additional Premises and as otherwise provided for herein, determined and/or redetermined by dividing the rentable square foot area of the Premises by the rentable square foot area of the Building.

          (e) If Taxes for any Tax Year, shall exceed the Base Tax Amount, Tenant shall pay to Landlord (each, a "TAX PAYMENT") Tenant's Share of the amount by which Taxes for such Tax Year are greater than the Base Tax Amount. Landlord shall give Tenant a statement showing the computation of Tenant's Share of Taxes, which statement shall cover only those Taxes which Landlord is then required to pay pursuant to the Overlease and such statement shall be accompanied by copies of the applicable tax bills or other evidence showing the Taxes or tax assessments. The Tax Payment for each Tax Year shall be due and payable in installements in the same manner that Taxes for such Tax Year are due and payable to the City of New York, except that Tenant shall pay each such installment to Landlord on or before the later of (A) twenty (20) days after the rendering by Landlord to Tenant of the above-referenced statement or (B) thirty
(30) days prior to the date such installment first becomes due and payable to the City of New York; PROVIDED, HOWEVER, that if Landlord shall at any time be required pursuant to the terms of any Superior Mortgage to make any escrow payments in respect of Taxes on a more frequent basis than such installments are due and payable to the City of New York, then Tenant shall pay to Landlord on the first day of each period for which Landlord is required make such escrow payments during such Tax Year an amount equal to the Tax Payment for such Tax Year divided by the number of such escrow payments that Landlord is required to make in respect of Taxes for such Tax Year. If there shall be any increase or decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. In no event, however, shall Tenant be entitled to a refund or credit against any sums payable under this Lease if Taxes are reduced below the Base Tax Amount. Except as heretofore provided, Tenant shall receive an equitable share of any and all real estate tax incentives, abatements and credits granted to the Building and Land during the Term of this Lease, PROVIDED that such real estate tax incentives, abatements and credits may be directly attributed, at least in part, to Tenant's use and occupancy of the Premises (or any portion thereof located in the Building). Similarly, if any such incentives, abatements or credits are directly attributed to space in the Building not leased to Tenant in no event shall Tenant be entitled to share in any such benefits. Landlord, at Tenant's in no event shall Tenant be entitled to share in any such benefits. Landlord, at Tenant's sole cost and expense, shall reasonably cooperate with Tenant in Tenant's efforts to obtain municipal tax rebates, credits or other incentives with respect to the Premises; it being acknowledged that any such incentives shall be the sole property of Tenant.

          (f) If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall pay to Tenant Tenant's Share of the net refund (after deducting from such refund the costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees, to the extent that such costs and expenses were not included in the Taxes for such Tax Year); PROVIDED, that (i) Tenant shall not be eligible to receive such payment if, at the time such payment is required to be refunded to Tenant, Tenant is in default under the Lease beyond any notice and grace period, if applicable, until such time as such default iS cured, at which time such payment shall be made to Tenant, PROVIDED, that Landlord shall be entitled to deduct any costs and expenses arising from such default (including, withhold limitation, any payments made to cure such default) from any such payment to be made to Tenant and (ii) such payment to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year. Such refund shall be made to Tenant within sixty (60) days of Landlord's receipt thereof.

          (g) If the Taxes comprising the Base Tax Amount are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be the Base Tax Amount and Landlord shall notify Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this SECTION 3.04, and Tenant shall pay the deficiency within twenty (20) days after demand therefor.

          SECTION 3.05. [INTENTIONALLY OMITTED]

          SECTION 3.06. TAX PROVISIONS. (a) Landlord's failure to render or delay in rendering any statement with respect to any Tax Payment or installment thereof shall not prejudice Landlord's right to thereafter render such a statement, nor shall the rendering of an incorrect statement for any Tax Payment or installment thereof prejudice Landlord's right to thereafter render a corrected statement therefor. If Landlord fails to render a statement with respect to any particular Tax Payment or installment thereof within two (2) years after the Expiration Date of this Lease, Landlord shall be deemed to have waived its right to claim any deficiency.

          (b) Landlord and Tenant confirm that the computations under this
ARTICLE 3 are intended to constitute a formula for agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for the Taxes. If the Building shall be condominiumized, then Tenant's Tax Payments shall, if necessary, be equitably adjusted such that Tenant shall thereafter continue to pay the same share of the Taxes of the condominiumized Building as Tenant would pay in the absence of such condominimization.

          (c) Each Tax Payment in respect of a Tax Year, which begins prior to the commencement of the Term or ends after the expiration or earlier termination of this Lease, and any tax refund pursuant to SECTION 3.04(f), shall be prorated to correspond to that portion of such Tax Year occurring within the Term.

          (d) Landlord shall have no obligation to bring any application or proceeding seeking a reduction in Taxes or the assessed valuation of the Building. Tenant hereby waives to the fullest extent permitted by law any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes or the assessed valuation of the Building or otherwise challenging the determination thereof.

          SECTION 3.07. ELECTRIC CHARGES. (a) Landlord shall supply the Premises with electrical service equal to six (6) watts, demand load, exclusive of the HVAC System serving the Premises, per rentable square foot contained in the Premises ("ELECTRIC CAPACITY"), and shall cause Tenant's electric energy usage to be measured on a submetering basis. If the electric service supplied to the Premises is supplied by more than one (1) submeter, then the readings will be aggregated through a totalizing meter and billed on a coincident demand basis as if billed through a single meter. Landlord shall, at Landlord's expense, purchase and install the submeter(s). Tenant shall pay Landlord, as additional rent within thirty (30) days of receipt of its next rent bill, for the kw hours and kw demand used by Tenant at Landlord's average cost per kilowatt hour for the Building, plus five (5%) percent thereof for providing, reading and billing the submetering service (the "5% FEE"). Landlord shall have the sole right to select the provider of electricity for the Building; PROVIDED, however, that Landlord shall not select a provider of electricity for the Buildings in which Landlord has an economic interest other than the ownership of publicly-traded common stock. Tenant, from time to time, shall have the right to review the readings of Tenant's submeter(s) and Landlord's calculation of the Additional Charges for electricity, at reasonable times and on reasonable prior notice, on or prior to the ninetieth (90th) day after the date on which Tenant receives the rent bill or statement which includes such Additional Charges. If (x) Tenant participates in a rebate or incentive program sponsored by the utility company serving the Project, (y) such rebate inures exclusively to the benefit of Tenant and (z) such rebate or credit is paid or given to Landlord, Landlord shall pay the amount of the same to Tenant thirty (30) days after the receipt of a request from Tenant therefor. Notwithstanding the foregoing, Tenant shall have the right to obtain electric service directly from the Power Authority of the State of New York ("PASNY") provided that (i) Tenant shall have notified Landlord that it has elected to obtain electric service from PASNY, (ii) Tenant shall pay all costs and expenses incurred by Tenant or Landlord in connection with obtaining such direct electric service from PASNY, including without limitation, the cost of installing any direct meters and risers required in connection therewith, (iii) Tenant shall pay to Landlord the 5% Fee, (iv) Tenant shall have obtained such direct service on or before the six (6) month anniversary of the date of this Lease, and (v) Tenant at its cost and expense shall remove all meters, risers or other equipment installed in the Building or Premises in connection with such direct electrical service from PASNY upon the Expiration Date or the earlier termination of this Lease. In the event that Tenant has not contracted with PASNY on or before the 6th month anniversary of the date of this Lease, Tenant shall be required to obtain electrical service from Landlord in accordance with the provisions of this Section 3.07.

          (b) Prior to the date that Landlord shall install submeter(s) at the Initial Premises or the Additional Premises, as the case may be, Tenant shall pay in monthly installments in advance, as additional rent for its consumption of electricity at the Initial Premises or the Additional Premises, as applicable, a per annum sum equal to the product of (A) $2.50 and (B) the rentable square feet of the Initial Premises and/or the Additional Premises, as applicable, provided, however, that until such time as Tenant shall have occupied the Initial Premises or the Additional Premises, respectively, for the conduct of its business, Tenant shall pay for its consumption of electricity a per annum sum equal to the product of (A) $1.00 and (B) the rentable square feet of the Initial Premises and/or the Additional Premises. Landlord shall install submeter(s) at the Premises no later than one year from the Possession Date with respect to each of the Initial Premises and the Additional Premises, respectively.

          (c) If it shall become unlawful for Landlord to submeter Tenant's electric energy usage, such usage shall thereafter be paid for and measured as follows:

               (i) Tenant agrees to pay for its electric usage as additional rent (hereinafter referred to as the "ADDITIONAL RENT FOR ELECTRICITY"). The Additional Rent for Electricity shall be determined initially by a survey of the Premises made by an electrical consultant or electrical engineer chosen by Landlord. The survey so made will determine the number of kw hours and kw demand based on the electrical equipment and fixtures in the Premises and the period of use thereof, and based thereon will determine the value, expressed in dollars per year, of Tenant's electric energy usage. The rate Tenant shall pay will be the service classification under which the public utility bills Landlord commensurate with the rate of usage as shown by the survey, plus five (5%) percent of such amount for Landlord's administrative costs. The Additional Rent for Electricity so determined, as adjusted from time to time pursuant to subparagraphs (ii), (iii) and (iv), shall be paid by Tenant in equal monthly installments in advance on the first day of each month during the Term, without any set off or deduction of any kind.

               (ii) If the public utility rate schedule for the supply of electric current to the Building shall be increased or decreased subsequent to the date of the survey referred to above, or if there shall be an increase or decrease in the fuel adjustment or taxes, or if additional taxes, surcharges, or charges of any kind shall be imposed upon the sale or furnishing of such electric current, the Additional Rent for Electricity shall be increased or decreased by applying the changed rate, fuel adjustment and taxes to the kw hours and kw demand shown on the electric survey then in effect.

               (iii) If there shall be a change subsequent to the initial survey, or any future survey, in the Premises, or in the number of hours during which the Premises is used, or if Tenant's failure to maintain its installations in good order and repair causes greater consumption of electric current, or if Tenant uses electricity for purposes other than the use permitted hereunder, or if Tenant adds and fixtures, machinery or equipment which significantly increases its electricity usage, the Additional Rent for Electricity, theretofore adjusted, shall be increased by applying to the additional kw hours and kw demand furnished by Landlord the Service Classification Rate under which the public utility bills Landlord commensurate with the rate for the usage as shown by the survey, plus five (5%) percent of such amount for Landlord's administrative costs. If Tenant's electricity usage shall decrees due to the use of its electric fixtures or equipment, the Additional Rent for Electricity, theretofore adjusted, shall be decreased by applying the Service Classification Rate aforesaid to the lesser kw hours and kw demand.

               (iv) Landlord and Tenant shall each have the right from time to time during the Term to have an electric rate consultant or electrical engineer survey the electric current consumed by Tenant in the Premises. If such consultant determines that the value of the electric current furnished Tenant is more or less than the Additional Rent for Electricity, as most recently adjusted, such annual amount shall be further adjusted to equal the amount determined by said consultant. The cost of the survey shall be borne by the party ordering the same.

               (v) Landlord shall deliver a copy of the initial survey, and a copy of any future survey made pursuant to this Section 3.07(c), to Tenant, and Tenant shall have ninety (90) days within which it may protest the findings contained therein. If Tenant fails to protest within the ninety (90) day period, the findings contained in the survey shall be final. If Tenant protests within the ninety (90) day period (by sending Landlord a notice in the manner herein provided for the giving of notices), Tenant shall have a second survey made by an electric engineer or electric rate consultant of its choice, and deliver a copy thereof to Landlord within ninety (90) days of the date of the protest. If Landlord's and Tenant's surveyors are unable to agree upon the amount of electric energy consumed by Tenant, or the amount of any increase or decrease, or an any other matter contained in the surveys, the determination of the same shall be submitted to arbitration under the rules of the American Arbitration Association then obtaining. The determination of the electric rate consultant or engineer, or the American Arbitration Association if there is disagreement and the determination is submitted to arbitration made pursuant to this subparagraph, shall be binding on Landlord and Tenant. The parties hereto shall, within ten (10) days from the date of any such determination, execute, acknowledge and deliver to each other an agreement setting forth the adjusted Additional Rent for Electricity, but such increase or decrease shall be effective from the date of the increase or decrease (subparagraph (ii)), or change (subparagraph (iii)), or new survey (subparagraph (iv)), whether or not such agreement is executed, and notwithstanding the date of execution thereof.

          (d) Landlord shall not in any way be liable or responsible to Tenant, except where due to Landlord's negligence, for any loss, damage or expense which Tenant may sustain or incur if, during the Term, by reason of the act or inaction of the public utility servicing the Project, either the quantity or character of electrical energy is changed or is no longer available or suitable for Tenant's requirements. Landlord shall not be obligated to increase the existing electrical capacity of any portion of the Building's systems, nor to provide any additional wiring or capacity to meet Tenant's requirements, other than as set forth in SECTION 3.07(a). Tenant shall make no substantial alteration or addition to the electrical equipment in the Premises as of the commencement of the Term, nor increase the use of electricity in the Premises (except to a DE MINIMIS extent) without the prior written consent of the Landlord in each instance, which consent Landlord agrees not to unreasonably withhold or delay. Subject to Tenant's Electric Capacity right under SUBSECTION 3.07(a) herein, Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders of the Building or the risers or wiring installations, and further agrees, subject to its Electric Capacity right under SUBSECTION 3.07(a) herein, that Tenant may not use any electrical equipment which, in Landlord's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by any other tenants of the Building.

          SECTION 3.08. MANNER OF PAYMENT. Tenant shall pay all Rent as the same shall become due and payable under this Lease (a) in the case of Fixed Rent and recurring Additional Charges, by wire transfer of immediately available federal funds as directed by Landlord, and (b) in the case of all other sums, either by wire transfer as aforesaid or by check (subject to collection) drawn on a New York Clearing House Association member bank, in each case at the times provided herein without notice or demand and without setoff or counterclaim. If Landlord shall direct Tenant to pay Fixed Rent by wire transfer, then Tenant shall not be in default of Tenant's obligation to pay any such Fixed Rent if and for so long as Tenant shall timely comply with Landlord's wire instructions in connection with such payments. If Tenant shall have timely complied with Landlord's instructions pertaining to a wire transfer, but the funds shall thereafter have been misdirected or not accounted for properly by the recipient bank designated by Landlord, then the same shall not relieve Tenant's obligation to make the payment so wired, but shall toll the due date for such payment until the wired funds shall have been located. All Rent shall be paid in lawful money of the United States to Landlord at its office or such other place as Landlord may from time to time designate. If Tenant fails timely to pay any Rent, Tenant shall pay interest thereon from the date when such Rent became due to the date of Landlord's receipt thereof at the lesser of (i) the base rate from time to time to announced by Citibank, N.A. (or if Citibank, N.A. shall not exist, such other major bank in New York, New York as shall be designated by Landlord in a notice to Tenant) to be in effect at its principal office in New York, New York (the "BASE RATE") plus 3% per annum or (ii) the maximum rate permitted by law. Any Additional Charges for which no due date is specified in this Lease shall be due and payable on the 30th day after the date of Landlord's invoice therefor. All bills, invoices and statements rendered to Tenant with respect to this Lease shall be binding and conclusive on Tenant subject to Section 6.13 hereof. Notwithstanding anything to the contrary contained in this Lease, Rent shall be due and payable on the first day of the month and failure to pay such Rent on or prior to the first day of any month shall be considered a default under this Lease and interest shall accrue as provided in this SECTION 2.08 from and after the first day the Rent becomes due and payable.

          SECTION 3.09. OPERATING EXPENSES. (a) The term "OPERATING EXPENSES" shall mean all expenses of each and every type and nature, foreseen and unforeseen, ordinary and extraordinary paid or incurred (without duplication of an included item) by Landlord in respect of the operation, repair, safety, management, security and maintenance (including deferred maintenance) of the Premises which are necessary or appropriate for the operation of the Building as a First-Class Office Building (as defined in the Overlease), but specifically excluding (or deducting as appropriate) expenses incurred in connection with or arising from:

               (i) Taxes,

               (ii) Fees paid or payable for managing and/or operating the Building in excess of the amount customarily charged by highly reputable managing and/or operating firms providing such services in First-Class Office Buildings;

               (iii) Any capital expenditure made by Landlord unless such capital expenditure results in a savings of, or reduction in, Operating Expenses ("COST SAVINGS"); provided, however, (i) the costs of such capital expenditure shall only be included in Operating Expenses in any Operating Year to the extent of the annual amortization thereon calculated on a straight-line basis over the useful life of such capital improvement (as reasonably determined in accordance with generally accepted accounting principles), together with interest thereon at the Interest Rate and (ii) in no event shall there be included in Operating Expenses for any Operating Year an amount greater than the amount by which Operating Expenses are reduced in such Operating Year due to such capital expenditure;

               (iv) Any other capital improvement or replacement not described in clause (iii) above made by Landlord unless such capital improvement is required by a Law enacted after the Commencement Date other than a Law which affects only leaseable space other than the than the Premises; provided, however, the costs of such capital improvement shall only be included in Operating Expenses in any Operating Year to the extent of the annual amortization thereon calculated on a straight-line basis over the useful life of such capital improvement (as reasonably determined in accordance with generally accepted accounting principles), together with interest thereon at the Interest Rate;

               (v) Any repairs (whether or not pursuant to Laws) made solely for the benefit of leaseable space other than Premises;

               (vi) Any machinery, equipment or tools used (A) solely within, or solely for the benefit of leaseable areas (other than the Premises) or
          (B) in connection with any alteration or other capital improvement or replacement which is excluded from Operating Expenses;

               (vii) Premiums for any insurance carried by Landlord other than
          (A) the insurance specified in Section 7.1(a), (b), (c), (d), (e),
          (f), (g) and (i) of the Overlease and (B) the insurance specified in
          Section 7.1 (h) of the Overlease to the extent that such insurance relates to a capital expenditure which is not excluded from Operating Expenses pursuant hereto.

               (viii) Professional and consulting fees, including legal and accounting fees, not directly related to the operation of the Premises;

               (ix) Computer time, telephone, bookkeeping and other expenses not directly related to the operation of the Premises;

               (x) Security within any leaseable space;

               (xi) Leasing or procuring subtenants for the Building, including leasing commissions and advertising expenses, and all legal, accounting and consultants, fees, disbursements and expenses incurred in disputes with subtenants or enforcement of subleases or entering into sublease or preparing space for any subtenant;

               (xii) Any items which are reimbursable to Landlord by insurance, warranties or otherwise other than pursuant to operating expense clauses similar to those in this Article 3;

               (xiii) Charges for which Landlord is entitled to reimbursement from any subtenant, including services rendered or performed directly for the account of subtenants at such subtenants' cost or for which a separate charge is made (other than pursuant to operating expense clauses similar to those in this Article 3);

               (xiv) Depreciation (provided, however, that such exclusion of depreciation shall not affect the inclusions in Operating Expenses of the amortized items required to be amortized pursuant to the provisions of clauses (iii) and (iv) of this Section 3.09(a));

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               (xv) Any debt incurred by Landlord, including, without
          limitation, installments of principal and interest and any other sum due and payable under any mortgage (provided that the foregoing shall not exclude the costs of performing and obligations under such mortgage if such costs are not otherwise excluded under this Section 3.09), and any expenses incurred in connection therewith;

               (xvi) Rent and other charges due and payable under the Overlease (provided that the foregoing shall not exclude the costs of performing any obligations under the Overlease if such costs are not otherwise excluded under this Section 3.09);

               (xvii) The cost of installing, operating and maintaining any specialty service or facility, such as the Auditorium, an observatory, broadcasting facilities, athletic or recreational club, other than the net costs of operating the Cafeteria during any period in which the Cafeteria is in operation;

               (xviii) The portion of any costs paid to a party related to Landlord and included in Operating Expenses which is in excess of the amount which would have been paid in the absence of such relationship;

               (xix) The costs of acquiring, maintaining, displaying and insuring all sculptures, paintings and other works of art in the Building (other than the costs of maintaining and insuring the Works of Art (as defined in the Overlease);

               (xx) Lease payments for rented equipment, the cost of which equipment if purchased would not be includable in Operating Expenses;

               (xxi) Income, franchise, capital stock, transfer, inheritance, estate or gift taxes of Landlord;

               (xxii) Investigation, removal, enclosure or encapsulation of asbestos or other Hazardous Materials;

               (xxiii) All employee wages, salaries and other labor costs for personnel above the grade of building manager and the portion of employee wages, salaries and other labor costs attributable to time not spent in connection with the Building or for items excludable from Operating Expenses (it being agreed that items such as vacation time, sick days and such other time off included in other labor costs shall not be deemed to be "time not spent in connection with the Building" but shall be apportioned in the same manner as wages and salaries);

               (xxiv) The gross negligence, willful misconduct or other tortious conduct of Landlord or any of Landlord's subtenants (other than Tenant and any person (other than Landlord) rightfully claiming by, through or under Tenant in its capacity as subtenant under this Lease);

               (xxv) Fines or penalties, interest or late fees imposed upon Landlord;

               (xxvi) Advertising and other promotional expenditures or any signage installed by Landlord in or on the Building;

               (xxvii) Landlord's Roof Installations (as defined in the Overlease);

               (xxviii) The contest of any Law if such Law applies solely to leaseable space other than the Premises;

               (xxix) Any special events (e.g., receptions, concerts);

               (xxx) Any violation by Landlord or any of Landlord's subtenants (other than Tenant and any person (other than Landlord) rightfully claiming by, through or under Tenant in its capacity as subtenant under this Lease) of any other sublease of space in the Building (provided that the foregoing shall not exclude the costs incurred by Landlord in performing any of Landlord's obligations (such as repairs) under such sublease if such costs are not otherwise excluded under this Section 3.09);

               (xxxi) Landlord's general corporate overhead and general and administrative expenses;

               (xxxii) All charitable or political contributions (other than any reasonable fees, dues and other contributions paid by or on behalf of Landlord to real estate organizations such as the Real Estate Board of New York and BOMA (and their successors) to the extent generally that landlords of First-Class Office Buildings are members thereof or make contributions thereto);

               (xxxiii) The incremental additional cost of providing services to another occupant of the Building in excess of the services which Landlord is obligated to provide to Tenant under this Lease at Landlord's expense; and

               (xxxiv) Any takeover lease obligations or lease or sublease obligations assumed by Landlord.

          (b) The term "OPERATING YEAR" shall mean the Base Operating Year and each succeeding calendar year thereafter.

          (c) The term "OPERATING STATEMENT" shall mean a written statement prepared by Landlord or its agent, setting forth Landlord's computation of the sum payable by Tenant under this Section 3.09 for a specified Operating Year.

          (d) In determining the amount of Operating Expenses for any Operating Year (including the Base Operating Year), if less than all of the Building leasable area shall have been occupied by Landlord and/or subtenant(s) (including Tenant) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred had all such areas (to the extent of ninety-eight percent (98%) of the leasable area of the Building, excluding all Mechanical Space (as defined in the Overlease) and areas used to provide services to which Tenant is not granted access) been occupied throughout such Operating Year.

          (e) For each Operating Year, Tenant shall pay to Landlord as Additional Rent, an amount (herein called the "OPERATING PAYMENT") equal to Tenant's Share of the Operating Expenses for such Operating Year to the extent such Operating Expenses are in excess of the Operating Expenses for the calendar year 2002 (the "BASE OPERATING YEAR"). If Tenant's Share for an applicable Operating Year is redetermined in a particular Operating Year, Tenant's Operating Payment for that Operating Year shall be adjusted accordingly to reflect the applicable redetermination of Tenant's Share.

          (f) Landlord shall furnish to Tenant, prior to the commencement of each Operating Year after the Base Operating Year, a written statement setting forth in reasonable detail Landlord's reasonable estimate of the Operating Payment for such Operating Year, based upon the method set forth in the preceding sections for computing the Operating Payment. Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12th) of Landlord's reasonable estimate of the Operating Payment for such Operating Year (or the amount necessary to pay the estimate in full in equal monthly installments prior to the expiration of the then Operating
Year). If, However, Landlord shall furnish any such estimate for an Operating Year subsequent to the thirtieth (30th) day prior to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.09 in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for the Operating Year were greater of less than the installments of the to be made for such Operating Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, and (ii) if there shall have been an overpayment, Landlord shall, within thirty (30) days of providing Tenant with such estimate, at Tenant's election either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against the Rent against the Rent payable hereunder, and (c) on the first day of the month commencing at least thirty (30) days subsequent to date on which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment shown on such estimate. Landlord may, not more than twice during each Operating Year, furnish to Tenant a revised statement of Landlord's estimate of the Operating Payment for such Operating Year, based upon the method set forth in the preceding sections for computing the Operating Payment; and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

          (g) Within one hundred twenty (120) days after the end of each Operating Year occurring after the Base Operating Year, Landlord shall furnish to Tenant an Operating Statement for such Operating Year, based on the method set forth in the preceding sections for computing the Operating Payment and certified by a reputable independent certified public accountant selected by Landlord setting forth in reasonable detail the actual Operating Expenses incurred by Landlord during such Operating Year. If the Operating Statement shall show that the sums paid by Tenant exceeded the Operating Payment to be paid by Tenant for such Operating Year, Landlord shall promptly at Tenant's election either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments of Rent payable under this Lease; and if the Operating Statement for such Operating Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor. If the Operating Statements shall show that the estimated sums theretofore estimated by Landlord and paid by Tenant for such operating Year exceeded the Operating Payment for such Operating Year by more than ten (10%) percent, Landlord shall pay to Tenant interest on the excess over ten (10%) percent at the Interest Rate from the end of the applicable Operating Year to which the overpayment relates to the date such overpayment is refunded or credited.

          (h) Each Operating Statement given by Landlord shall be conclusive and binding upon Tenant (i) unless within three (3) months after the receipt of the Operating Statement for the succeeding Operating Year, Tenant shall notify Landlord that it disputes the correctness of the Operating Statement specifying the particular respects in which the Operating Statement is claimed to be incorrect, and (ii) if such disputes shall not have been settled by agreement within three (3) months after such notice of dispute, either party may submit the dispute to arbitration in accordance with the provisions of Section 8.19 hereof. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within thirty (30) days after the receipt of such Operating Statement pay the Operating Payment in accordance with Landlord's statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's Operating Statement and interest, if applicable, in accordance with Section 3.09(g) hereof.

          (i) If an Operating Year ends after the expiration or termination of this Lease, the Operating Payment in respect thereof shall be appropriately prorated.

          (j) The failure of Landlord to render an Operating Statement for any Operating Year shall not prejudice Landlord's right, or relieve Landlord of the obligation, to thereafter render such Operating Statement or relieve or release Tenant from any obligation to pay Tenant's Share of Operating Expenses for any Operating Year, but, if Landlord shall fail to render an Operating Statement for any year by June 30 of the succeeding calendar year, Tenant may cease to pay, until such Operating Statement is rendered, estimated installments of Tenant's Operating Payment. Further, Landlord shall be precluded from adjusting any Operating Statement to increase the costs included within Tenant's Share of Operating Expenses subsequent to the date (the "CUT-OFF DATE") that is thirty-six (36) months subsequent to the expiration of the Operating Year to which the applicable Operating Statement relates, but nothing shall preclude or prevent Landlord from furnishing Tenant with corrections or adjustments to any Operating Statement for any applicable Operating Year prior to the applicable Cut-Off Date.

          (k) Tenant, upon reasonable notice, may (but only with its authorized employees or with a firm of reputable independent certified public accountants selected by Tenant) elect to examine such of Landlord's books and records with respect to the applicable Operating

Statement (collectively, "Records") as are directly relevant to any disputed amount included in the Operating Statement in question. In making such examination, Tenant shall, and shall cause its officers, employees and accountants to, keep confidential any and all information contained in the Records.

          (l) Subject to the foregoing clause (j) of this Section, the provisions of this Article 3 shall survive the expiration or earlier termination of this Lease as to all Additional Charges due Landlord or credit owed Tenant accruing on or before the date of such expiration or termination, including all disputed items as well as the Additional Charges due for the last Operating Year, or portion thereof, falling within the Term. Within one hundred fifty
(150) days following such expiration or earlier termination, Landlord shall render to Tenant a preliminary uncertified Operating Statement, and Landlord and Tenant shall, subject to year-end adjustments, preliminarily adjust the amount due Landlord or Tenant, as the case may be, for such last year or portion thereof, subject to year-end adjustments, and the party owing any portion of the same to the other shall promptly pay the same. Landlord shall issue a final Operating Statement for such last year or portion thereof on or before April 30 of the succeeding calendar year, and all amounts due Landlord or Tenant based thereon shall be adjusted between the parties.

                                    ARTICLE 4

                                LANDLORD SERVICES

          SECTION 4.01. LANDLORD SERVICES. (a) From and after the date that Tenant first occupies any portion of the Premises for the conduct of Tenant's business, Landlord shall continue to operate the Building in the same manner as it is being operated as of the date hereof and Landlord shall furnish Tenant with the following services (collectively, "LANDLORD SERVICES"):

               (i) Landlord shall furnish air conditioning, ventilation and heat ("HVAC") (i) to the common areas of the Building, including, without limitation, the Building lobby to the extent such areas would customarily be provided with such services and (ii) to the Premises, during the hours between 8:00 A.M. and 6:00 P.M. on Business Days, subject to all Laws and in accordance with the Specifications for HVAC, which are attached hereto as Exhibit E. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including, but not limited to, air-cooling, fan, ventilating and machine rooms and electrical closets; Tenant shall not construct partitions or other obstructions which may unreasonably interfere with Landlord's free access thereto, or unreasonably interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said mechanical installations.

               (ii) Tenant acknowledges that, during hours other than Business Hours ("OVERTIME PERIODS"), the Premises will likely require overtime or alternative HVAC for comfortable occupancy. Tenant further acknowledges that the normal operation of the HVAC

System is not designed to provide sufficient cooling of portions of the Premises which shall have an electrical load in excess of 4 watts per square foot of area for all purposes (including lighting and power) or which shall have a human occupancy factor in excess of one person per 150 square feet of usable area. Tenant shall be responsible for the proper distribution of HVAC throughout each floor of the Premises based upon its design criteria, occupancy, equipment and lighting and other factors which affect the effective cooling or heating of each floor.

               (iii) The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any HVAC to Premises during Overtime Periods. Accordingly, if Landlord furnishes HVAC to the Premises at the request of Tenant during Overtime Periods, then Tenant shall pay Landlord additional rent for such services at the Building Rate. As used herein, the term "BUILDING RATE" shall mean Landlord's cost of providing HVAC services, as reasonably determined by Landlord (without additional charge), computed on the basis of (a) the cost of labor and (b) charges for electricity and other utilities. Landlord shall not be required to furnish any such services during any Overtime Period unless Landlord has received advance written notice delivered to Landlord's designated building manager from Tenant requesting such services prior to 3:00 P.M. of the day upon which such services are requested or by 3:00 P.M. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. If more than one tenant utilizing the same system as Tenant requests the same Overtime Periods for the same services as Tenant, the charge to Tenant shall be adjusted pro rata.

          (iv) Tenant shall be entitled to Tenant's Share of the 500 tons of condenser water in the Building and Landlord agrees to reserve Tenant's Share for the operation of Tenant's supplemental air conditioning units servicing the Premises on a twelve-month basis. Tenant shall advise Landlord by no later than, with respect to the Initial Premises, May 1, 2002 and, with respect to the Additional Premises, the later of May 1, 2002 ninety (90) days after delivery of the Additional Premises, of the amount of condenser water Tenant shall thereafter need for its supplemental condenser water requirements. Prior to the date that Tenant advises Landlord of the amount of air conditioning required, Landlord shall reserve Tenant's Share of the condenser water. If Tenant fails to advise Landlord of the amount of condenser water to reserve for Tenant by the dates set forth in the preceding sentence, Tenant shall be deemed to reserve the Tenant's Share thereof. Tenant shall pay Landlord's actual cost (not to include depreciation or amortization of equipment) for the amount of condenser water reserved, whether or not actually used. Landlord agrees to reasonably substantiate such costs to Tenant with bills, invoices and other pertinent documentation. Landlord, upon request of Tenant, will consider in good faith increasing Tenant's Share with respect to the 500 tons of condenser water in the Building based on the current and anticipated needs of Landlord and other tenants at the Building. Should Landlord, after good faith consideration, advise Tenant that it is unable to increase Tenant's share with respect to such condenser water, Landlord shall, at Tenant's request, consider in good faith after consideration of the amount of current and future riser space and roof space and other relevant factors, allowing Tenant to install, at Tenant's sole cost and expense, a cooling tower on the roof of the Building for Tenant's additional air conditioning needs, subject to such reasonable requirements and reimbursement and indemnity obligations as Landlord may impose with respect thereto.

               (v) Landlord shall provide non-exclusive passenger elevator service to each floor of the Premises twenty-four (24) hours per day, seven (7) days per week, it being agreed that Landlord may reasonably reduce the number of elevator cars in operation at times other than Business Hours.

               (vi) Landlord will, through vertical plumbing risers in the Building, supply Tenant with (i) an adequate quantity of warm and cool water for
(a) lavatory, cleaning and drinking purposes, and (b) pantry purposes, provided that there is no more than (4) pantries per floor of the Premises consuming not more than (3) gallons per minute per pantry, and such pantry consists of no more than a sink, a unit for brewing and dispensing coffee, a microwave, vending machines and a refrigerator, and that the same are used by Tenant for standard pantry purposes in keeping with a First-Class Office Building and (ii) a quantity of water for Tenant's sprinklers in the Premises which complies with Laws.

               (vii) Landlord shall provide electrical capacity equal to 6 watts, demand load, exclusive of the HVAC system serving the Premises, per rentable square foot contained in the Premises; [such electrical capacity shall be available at the electrical closet on each floor of the Building on which the Premises is located (it being understood that Tenant shall be responsible for distributing such electrical capacity from the electrical closet to the Premises)]. In no event shall Tenant's consumption of electricity exceed the capacity of existing feeders to the Building or the risers or wiring serving the Premises (which shall not be less than 6 watts, demand load, exclusive of the HVAC system serving the Premises, per rentable square foot), nor shall Tenant be entitled to any unallocated power available in the Building unless, in Landlord's judgment (taking into account the then existing and future reasonably anticipated needs of other then existing and future tenants, including Landlord, and other needs of the Building), the same is available and reasonably necessary for Tenant's use. If such additional capacity is not available, Landlord shall, if reasonably feasible, extend or install, at Tenant's sole cost and expense (which expense shall equal Landlord's actual out-of-pocket costs), additional risers.

               (viii) From and after the date that Tenant first occupies any portion of the Premises for the conduct of Tenant's business, cleaning services shall be provided in accordance with the standards set forth on Exhibit H attached hereto. Landlord shall not be required to perform any (A) extra cleaning work in the Premises required because of (w) carelessness, indifference, misuse or neglect on the part of Tenant, its subtenants or their respective employees or visitors, (x) interior glass partitions or an unusual quantity of interior glass surfaces, (y) non-building standard materials or finishes installed in the Premises and/or (z) the use of the Premises other than during Business Hours on Business Days and/or (B) removal from the Premises and the Building of any refuse of Tenant (x) in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse and/or (y) at times other than Landlord's standard cleaning times, which times shall be consistent with the times during which offices are customarily cleaned. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, and Tenant shall retain Landlord's cleaning staff or Landlord's cleaning contractor, as applicable, to perform such cleaning at Tenant's expense; provided, however, that Landlord shall, to the extent practicable, perform the cleaning services specified on Exhibit H in any training rooms and data processing or reproducing operations, at no additional charge. Landlord agrees that the rate charged to Tenant for any additional cleaning services shall be at Landlord's standard cleaning rates. Landlord's cleaning staff or Landlord's cleaning contractor, as applicable, shall have access to the Premises after 5:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefore, all light, power and water in the Premises reasonably required to clean the Premises.

               (ix) Freight elevator service shall be provided to the Premises on an equitable basis from 8:00 a.m. to 5:00 p.m. Monday through Friday, and on a reserved basis at all other times upon the payment of Landlord's actual cost for the use of the freight elevator and loading dock, including, without limitation, the cost of an operator for elevator.

          (b) Landlord may stop or interrupt any Landlord Services, electricity, or other service and may stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other cause (other than lack of funds) beyond the reasonable control of Landlord ("FORCE MAJEURE"). Landlord shall have no liability to Tenant by reason of any stoppage or interruption of any Landlord Service, electricity or other service or the use of any Building facilities and systems for any reason. Landlord shall use reasonable diligence (which shall not include incurring overtime charges unless (x) the stoppage or interruption is the result of Landlord's negligence or (y) Tenant requests the same in which event Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, and Tenant, if Tenant has requested such service shall pay to Landlord, as additional rent, within thirty
(30) days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor together with any other overtime costs or expenses so incurred) to make such repairs as may be required to machinery or equipment within the Project to provide restoration of any Landlord Services and, where the cessation or interruption of such Landlord Services has occurred due to circumstances or conditions beyond the Project boundaries, to cause the same to be restored by diligent application or request to the provider. Notwithstanding anything herein to the contrary, in the event that any stoppage or interruption of services arises solely from Landlord's negligence and as a result thereof Tenant is not able to occupy all or any portion of its Premises for the conduct of its business therein for a period in excess of ten (10) days, Fixed Rent and Additional Charges for the portion of the Premises so affected shall be abated on a day-for-day basis for each day following such 10-day period until such time as Tenant is able to re-occupy the Premises (or portion thereof) for the conduct of its business.

          (c) Without limiting any of Landlord's other rights and remedies, if Tenant shall be in material monetary default beyond any applicable notice and/or grace period, Landlord shall not be obligated to furnish to the Premises any service outside of Business Hours on Business Days, and Landlord shall have no liability to Tenant by reason of any failure to provide, or discontinuance of, any such service during the continuance of any such default. For purposes hereof, material monetary default shall mean default in the payment of Fixed Rent, recurring Additional Charges and non-recurring Additional Charges in an amount in excess of $50,000.

          (d) "BUSINESS HOURS" means 8:00 a.m. to 6:00 p.m., Monday through Friday. "BUSINESS DAYS" means all days except Saturdays, Sundays and holidays, which shall include (but shall not be limited to) days which are either (i) observed by both the federal and the state governments as legal holidays or (ii) designated as a holiday by the applicable building service union employee service contract or operating engineers contract; provided, that the holidays covered under subsections (i) and (ii) above shall not be duplicative and provided, further, that Lincoln's Birthday shall be deemed to be a Business Day.

          (e) "RULES AND REGULATIONS" means the rules and regulations attached hereto as EXHIBIT C, as the same may be modified or amended from time to time in Landlord's reasonable discretion, provided that Tenant shall have been given reasonable notice of such modifications or amendments. If there is any conflict between the provisions of the Rules and Regulations and the provisions of this Lease, the provisions of this Lease will control. Landlord shall not discriminate against Tenant in the promulgation and enforcement of the Rules and Regulations.

          SECTION 4.02. AUDITORIUM AND CAFETERIA. (a) Effective as of January 1, 2002, Tenant shall have the right to utilize the Auditorium no more frequently than once per calendar month, subject to the provisions of this SECTION 4.02.

          (b) If Tenant desires to use the Auditorium, Tenant shall give notice to Landlord prior to November 1st of each calendar year of the dates on which Tenant desires to use the Auditorium during the period January 1st through June 30th of the subsequent calendar year and prior to May 1st of each calendar year of the dates on which Tenant desires to use the Auditorium during the period July 1st through December 31st of the current calendar year. Landlord shall grant to Tenant the use of the Auditorium on such requested dates provided the same have not been previously reserved by Landlord or Overlandlord. In addition, Tenant shall have the right to request the use of the Auditorium on other dates upon such prior notice as may be practicable. Landlord shall reasonably consider such requests in light of its and Overlandlord's anticipated use of the Auditorium for other purposes. Landlord represents and warrants that Overlandlord is granted the right by Landlord to use the Auditorium no more than twelve (12) times annually and the charges therefor are the same as those set forth in Section 4.02(c) hereof. Tenant acknowledges that Overlandlord must specify the dates it desires to use the Auditorium on or prior to November 1st of each calendar year and that in the event Tenant and Overlandlord request the same date, Landlord shall give Overlandlord first priority, as is required by the prior agreement of the parties. Landlord shall promptly notify Tenant of the dates that Overlandlord has requested use of the Auditorium upon obtaining the same.

          (c) Landlord shall charge Tenant for use of the Auditorium $5,000 per day. The Auditorium may be reserved in full day or half day increments (and the charges therefor adjusted accordingly). The foregoing charge shall be "all-inclusive" and shall cover the costs of Landlord's supplying a customary number of employees to operate the media equipment, cleaning, air conditioning and all other services within the customary scope of operation of the

Auditorium. To the extent Tenant may request supplemental services outside of such scope, Tenant shall billed at Landlord's actual cost therefor.

          (d) All media equipment in the Auditorium shall be operated by Landlord's employees or agents, provided that Tenant's employees shall have the right to be present during the operation of the media equipment to ensure the confidentiality of all of Tenant's presentations and confidential information and Landlord's employees or agents shall reasonably cooperate with Landlord's employees to ensure such confidentiality.

          (e) The Cafeteria shall be operated by Landlord and Landlord's agents. For so long as Landlord maintains the Cafeteria in the Building, Tenant will have the right to use the Cafeteria on the same basis as Landlord and Landlord agrees not to discriminate against Tenant in the use and enjoyment of, or access to, the Cafeteria. In the event Landlord does not charge its employees for use of the Cafeteria, Landlord shall change Tenant's employees the standard menu prices for Cafeteria, Landlord agrees to make available for purchase by Tenant's business visitors and employees "charge up" cards on the same basis as Landlord makes such cards available to Landlord's employees and visitors by installing one or more "cash to card" machines outside the Cafeteria. Notwithstanding anything to the contrary in this Section 4.02(e), in no event shall the Cafeteria be made available to any construction workers performing work at the Building on behalf of Tenant or employees of Tenant not occupying portions of the Premises. Landlord may establish from time to time reasonable rules and regulations for the operation of the Cafeteria.

          SECTION 4.03. TELECOMMUNICATIONS. Subject to Landlord's reasonable prior approval and, to the extent required by the Overlease, the written approval of Overlandlord, Tenant shall have the right to install, maintain and operate, at Tenant's sole cost and expense, communications equipment (e.g. a satellite dish) in a location on the roof of the Building, which location shall be determined in Landlord's sole discretion. Such communications equipment shall not exceed a footprint of five (5') feet by five (5') feet and shall weigh no more than twenty (20) pounds. Landlord shall have the right to charge Tenant for the use of space on the roof, in an amount not to exceed $1,250.000 per annum, and such charge shall be considered an Additional Charge under this Lease. In addition Landlord shall provide Tenant with sufficient shaft space within the Building which is reasonably required to satisfy Tenant's telecommunication needs to the extent such needs are not based on telecommunications use in excess of that which is customary for commercial tenants of First-Class Office Buildings using premises for general administrative office use.

          SECTION 4.04. SECURITY. Landlord will furnish security for the common areas of the Building, the procedures for which and type of security systems and personnel involved shall be determined by Landlord, it being understood and agreed that Landlord shall have no obligation to provide any security services or systems to the Premises or to any area or system that is exclusively used by, or is exclusively available to, Tenant other than existing tap-in points to the Building's main vertical sprinkler riser and existing class "E" life-safety system on each floor of the Premises, at Tenant's expense. Tenant, at Tenant's expense, shall be allowed to interface its electronic security and life safety systems with the Building's systems so that Tenant will be able to trigger the Building's (i) security alarms through its security system (if the existing security system, as modified, is capable of handling the same), and (ii) life safety system alarms through its life safety system (if the existing life safety system, as modified, is capable of handling the same) provided that Tenant's systems (and the interfacing of the same with the Building's systems) are compatible with, and do not materially adversely affect, the Building's systems. Landlord shall provide to Tenant employee access cards for the employees of Tenant located at the Building, the number of which Tenant estimates to be 750, it being understood that no employee shall be permitted access to the Building without a valid and proper access card. The cost of the first 750 access cards shall be borne by Landlord. Tenant shall reimburse Landlord for its actual cost of supplying any future access cards or any replacement cards.

          SECTION 4.05. SPECIAL PARKING RESTRICTION. Tenant agrees that, irrespective of any right it may be granted pursuant to Laws to do otherwise, it shall not park any vehicles in the "No Standing" or "No Parking" areas on 24th street between Madison and Park Avenues.

                                    ARTICLE 5

                    LEASEHOLD IMPROVEMENTS; TENANT COVENANTS

          SECTION 5.01. INITIAL IMPROVEMENTS. (a) On the Possession Date, Tenant shall accept the Premises in its "as is" condition on such date, subject to Landlord's obligation to physically separate the Additional Premises as heretofore provided. Except to the extent expressly provided for herein, all improvements shall be performed by Tenant at Tenant's expense in accordance with the terms of this Article 5.

          (b) Tenant may improve the Initial Premises and the Additional Premises for Tenant's initial occupancy in accordance with detailed specifications and working drawings to be prepared by Tenant's architect. The detailed specifications and working drawings are hereinafter referred to as "TENANT'S PLANS", and the work shown by the Tenant's Plans is hereinafter referred to as "TENANT'S INITIAL IMPROVEMENTS".

          (c) Tenant shall proceed forthwith to cause Tenant's Plans to be prepared by an architect licensed as such in the State of New York. Tenant's Plans, including structural and mechanical drawings and specifications, shall be prepared at Tenant's sole cost and expense. Tenant shall submit five (5) sets of Tenant's Plans and two (2) CAD discs which shall contain such Tenant's Plans in CAD format to Landlord for Landlord's approval. Landlord agrees to review Tenant's plans and to approve the same or make written exceptions thereto within five (5) Business Days from the date of the submission of the plans. Landlord agrees not to unreasonably withhold or delay its approval of Tenant's Plans, and failure by Landlord to provide the written exceptions within the ten (10) Business Day period aforesaid shall be deemed approval of Tenant's Plans. If Landlord disapproves Tenant's Plans, Tenant shall revise them and re-submit them to Landlord for approval. Any disapproval given by Landlord shall be accompanied by a statement in reasonable detail of the reasons for such disapproval, itemizing those portions of the plans so disapproved. Landlord shall advise Tenant within ten (10) Business Days following receipt of Tenant's revised plans of Landlord's approval or disapproval of the revised plans or portions thereof, and shall set forth its reasons for any such further disapproval in writing and in reasonable detail. If Landlord fails to approve or disapprove such revised plans within such ten (10) Business Day period, Landlord shall be deemed to have approved such revised plans or such portions thereof; PROVIDED that ten (10) days prior to the expiration of such ten (10) Business Day period, Tenant shall send a second notice to Landlord with the phrase
"FAILURE TO APPROVE OR DISAPPROVE TENANT'S PLANS, AS REVISED, WITHIN TEN (10) DAYS AFTER THE DATE HEREOF SHALL RESULT IN THE DEEMED APPROVAL OF TENANT'S PLANS, AS REVISED" in bold lettering at the top of such notice. Any dispute regarding the reasonableness of Landlord's withholding of its consent to Tenant's Plans shall be submitted to expedited arbitration pursuant to
SECTION 9.19 hereof. Upon approval by Landlord of Tenant's Plans, Tenant shall submit the same to the New York City Department of Buildings for approval and for issuance of a building permit to perform the Improvements. Landlord agrees, at Tenant's cost and expense, to cooperate with Tenant and Tenant's architect and engineer in providing information needed for the preparation of Tenant's Plans, the application for a building permit and all other permits required for the Improvements, and to promptly execute all documents required to be signed by Landlord.

          (d) Tenant agrees to hire a reputable general contractor, construction manager or subcontractors and materialmen (hereinafter "CONTRACTOR(S)") to be approved by Landlord such approval not to be unreasonably withheld or delayed, (other than with respect to Contractors performing connections to any Building systems which Contractors shall be those designated by Landlord provided such Contractors shall perform such work at market prices) to perform Tenant's Initial improvements in a good and workmanlike manner in accordance with (x) the approved Tenant's Plans and any material amendments or additions thereto approved by Tenant and Landlord and all municipal authorities having jurisdiction; PROVIDED that Landlord shall not unreasonably withhold or delay its approval of any such material amendments or additions (it being agreed that Landlord's approval shall not be required for any amendments, additions, change orders or modifications to Tenant's Plans costing less than $100,000 unless the same (i) affects the usage or the proper functioning of any of the Building systems or (ii) materially changes the scope of Tenant's Initial Improvements) and further provided, that, with respect to any subsequent amendments, additions, change orders or modifications after Landlord's approval of Tenant's Plans, Landlord shall approve or disapprove of such changes within ten (10) business days of the receipt of such changes (to the extent such approval of Landlord is required pursuant to this SECTION 5.01(d)) from Tenant and (y) all provisions of Laws and any and all permits and other requirements specified by any ordinance, law or public regulation. Tenant shall cause the Contractor(s) to obtain and maintain throughout the work, Workers' Compensation Insurance and New York State Disability Insurance in the amounts required under any applicable Laws and comprehensive general liability insurance, including contractual liability coverage, in an amount of not less than $2 million combined single limit for bodily injury or death for any one occurrence, and for property damage, plus a $10 million umbrella policy; PROVIDED however, that any subcontractor or materialman shall only be required to carry such liability insurance as is being carried by prudent subcontractors or materialman is being employed by Tenant or its Contractors. The liability coverage shall name Landlord and Overlandlord as additional insured parties, and Tenant shall deliver to Landlord proper certificates of insurance confirming the coverages described above prior to commencement of Tenant's Initial Improvements. If Tenant acts as its own General Contractor or Construction Manager, Tenant shall obtain and maintain such insurance. All Contractor(s) shall be members of a union affiliated with the building trades in the city of New York that has jurisdiction over the Building and Tenant's Initial Improvements. Tenant shall pay

Landlord, within thirty (30) days after being billed therefor, the actual out of pocket fees and disbursements paid by Landlord to architects, engineers and other technical advisors, other than the regular staff of Landlord for reviewing Tenant's Plans, provided such fees are commercially reasonable.

          SECTION 5.02. ALTERATIONS (a) Tenant shall make no Material Alterations without Landlord's and, to the extent required pursuant to the terms of the Overlease, Overlandlord's prior written approval. "MATERIAL ALTERATION" means an Alteration that (i) is not limited to the interior of the Premises or which affects the exterior (including the appearance) of the Building, (ii) is structural and which in Landlord's sole judgment adversely affects the structural integrity or the strength of the Building either during construction or upon completion, (iii) affects the usage or the proper function of any of the base building systems provided by Landlord, (iv) requires the consent of any Superior Mortgage or Superior Lessor, or (v) requires any governmental permits. In no event shall Tenant have any right to install interior stairwells or a kitchen or other food preparation facility (other than pantries). Alterations shall not include (and Landlord's approval shall not be required for) decorations, painting, wall papering, carpeting or the installation or removal of Tenant's Property or any other movable equipment, furniture, furnishings and other personal property that is not affixed to the Premises. Tenant shall be permitted to make improvements, changes or alterations ("MINOR ALTERATIONS") in or to the Premises which are not Material Alterations provided that prior to commensing performance of such Minor Alterations Tenant shall submit to Landlord Alteration Plans therefor for Landlord's review. If Landlord notifies Tenant that Landlord Alteration Plans therefor for Landlord's review. If Landlord notifies Tenant that Landlord objects to such Alteration Plans within five (5) Business Days of receipt of such plans, Tenant shall discontinue the performance of such Minor Alterations until such plans are revised to satisfy Landlord's reasonable objections. Upon completion of any Minor Alterations, Tenant shall submit to Landlord a set of completed as-built drawings reflecting such Minor Alterations.

          (b) Tenant, in connection with any Alteration, shall comply with the Rules and Regulations applicable thereto. Tenant shall not proceed with any Material Alteration unless and until Landlord approves Tenant's plans and specifications ("ALTERATION PLANS") therefor in writing. Landlord shall have twenty (20) Business Days from the submission of Tenant's Alteration Plans to approve or disapprove of such plans. If Landlord fails to approve or disapprove Tenant's Alteration Plans during such period, the same shall be deemed approved. If Landlord disapproves of Tenant's Alteration Plans, such disapproval shall be accompanied by a statement in reasonable details of the reasons from such disapproval, itemizing those portions of the plans so disapproved. Landlord shall advise Tenant within thirty (30) days following the receipt of Tenant's revised plans of Landlord's approval or disapproval of the revised Alteration Plans or portions thereof and shall set forth its reasons for any such further disapproval in writing. If Landlord fails to approve or disapprove such revised Alteration Plans within thirty (30) days following the receipt thereof, Landlord shall be deemed to have approved such revised Alteration Plans; PROVIDED that ten (10) days prior to the expiration of such thirty (30) day period, Tenant shall send a second notice to Landlord with the phrase "FAILURE TO APPROVE OR DISAPPROVE ALTERATION PLANS, AS REVISED, WITHIN TEN (10) DAYS AFTER THE DATE HEREOF SHALL RESULT IN THE DEEMED APPROVAL OF ALTERATION PLANS, AS REVISED" in bold lettering at the top of such notice. Any dispute regarding the reasonableness of Landlord's withholding of its approval to Tenant's Alteration Plans may be submitted to expedited arbitration by either party pursuant to SECTION

9.19 of this Lease. Any review or approval by Landlord of Tenant's Alteration Plans is solely for Landlord's benefit, and without any representation or warranty to Tenant with respect to the adequacy, correctness or efficiency thereof, its compliance with Laws or otherwise.

          (c) Tenant shall pay to Landlord within thirty (30) days of receipt of Landlord's invoice therefor Landlords reasonable, actual out-of-pocket costs and expenses paid to architects, engineers and other technical advisors by Landlord or any Superior Lessor or Superior Mortgagee for reviewing Tenant's Alteration Plans and inspecting Alterations.

          (d) Upon the completion of any Alteration in accordance with the terms of this SECTION 5.02 Tenant shall submit to Landlord (x) proof evidencing the payment in full for said Alteration, (y) written unconditional lien waivers of mechanics' liens and other liens on the Project from all contractors performing said Alteration and (z) all submissions required pursuant to Laws.

          (e) Tenant shall obtain (and furnish copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, and in compliance with all Laws and with the Alteration plans approved (or deemed approved) by Landlord. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the then standards for the Building reasonably established by Landlord. Alterations shall be performed by contractors first approved by Landlord (which approval shall not be unreasonably withheld or delayed); PROVIDED that any Alterations which involve performing connections to any Building system shall be performed only by the contractor(s) designated by Landlord, which contractors shall perform such work at market prices. The performance of any Alteration shall not be done in a manner which would violate Landlord's union contracts affecting the project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop the performance of any Alteration if Landlord notifies Tenant that continuing such Alteration would violate Landlord's union contracts affecting the Project, or create any work stoppage, picketing, or labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

          (f) Throughout the performance of Alterations, Tenant shall carry, or shall cause its contractors to carry, worker's compensation insurance in statutory limits, "all risk" Builders Risk coverage and general liability insurance, with completed operation endorsement, for any occurrence in or about the Project, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

          (g) Should any mechanics' or other liens be filed against any portion of the Project by reason of the acts or omissions of, or because of a claim against, Tenant or anyone claiming under or through Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within twenty (20) days after notice from Landlord. If Tenant shall fail to cancel or discharge said lien or liens within said twenty (20) day period. Landlord may cancel or discharge the same and, upon Landlord's demand, Tenant shall reimburse Landlord for all costs incurred in canceling or discharging such liens, together with interest thereon at the Interest Rate from the date incurred by Landlord to the date of payment by Tenant, such reimbursement to be made within twenty (20) days after receipt by Tenant of a written statement from Landlord as to the amount of such costs. Tenant shall indemnify and hold Landlord harmless from and against all costs (including, without limitation, reasonable attorneys' fees and disbursements and costs of suit), losses, liabilities or causes of action arising out of or relating to any Alteration, including, without limitation, any mechanics' or other liens asserted in connection with such Alteration.

          (h) Tenant shall deliver to Landlord, within 60 days after the completion of an Alteration, five (5) sets of "as-built" drawings thereof and two (2) CAD discs which shall contain such "as-built" drawings in CAD format, both of which shall have been prepared by Tenant's architect. During the Term, Tenant shall keep records of Material Alterations including plans and specifications, copies of contracts, invoices, evidence of payment and all other records customarily maintained in the real estate business relating to Alterations and the cost thereof and shall, within 30 days after demand by Landlord, furnish to Landlord copies of such records.

          (i) All Alterations to and Fixtures installed by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgages, or other title retention agreements.

          SECTION 5.03. LANDLORD'S AND TENANT'S PROPERTY. (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not at the expense of Tenant (collectively, "FIXTURES"), shall be and remain a part of the Premises and shall not be removed by Tenant, unless such Fixtures are replaced. All Fixtures constituting Improvements and Betterments shall be the property of Tenant during the Term and, upon expiration or earlier termination of this Lease, shall become the property of Landlord. All Fixtures other than Improvements and Betterments shall, upon installation, be the property of Landlord. "IMPROVEMENTS AND BETTERMENTS" means (i) all Fixtures, if any, installed at the expense of Tenant, whether installed by Tenant or by Landlord (I.E., excluding any Fixtures paid for by Landlord directly or by way of an allowance) and (ii) all carpeting in the Premises.

          (b) All movable partitions, business and trade fixtures, machinery and equipment, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, "TENANT'S PROPERTY") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; PROVIDED, that if any Tenant's Property is removed, Tenant shall repair any damage to the Premises or to the Building resulting from the installation and/or removal thereof.

          (c) At or before the Expiration Date or any earlier termination of this Lease, Tenant at Tenant's expense, shall remove Tenant's Property from the Premises (except such items thereof as Landlord shall have expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property. Any items of Tenant's

Property which remain in the Premises after the Expiration Date or any earlier termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned, and may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's expense.

          (d) Landlord shall advise Tenant at the time it approves Tenant's plans therefore whether Landlord will require Tenant, notwithstanding SECTION 5.03(a), to remove all or any Fixtures, Improvements and Betterments, including without being limited to, kitchens, vaults, safes, raised flooring and interior stairwells; PROVIDED, however, that Tenant shall not be required to remove any improvements that are solely decorative work or constitute a standard office installation. If Landlord shall have so advised Tenant, then Tenant, at Tenant's expense, prior to the Expiration Date or, in the case of an earlier termination of this Lease, within 15 days after the giving of such notice by Landlord shall remove the same from the Premises, shall repair and restore the Premises to the condition existing prior to installation thereof and shall repair any damage to the Premises or to the Building due to such removal. Notwithstanding the foregoing, Tenant shall not be required to remove any Fixtures, Betterments or Improvements located, as of the date hereof, on or in the Upper Floors of the Premises.

          SECTION 5.04. ACCESS AND CHANGES TO BUILDING. (a) Subject to the terms of subsection (d) below, Landlord reserves the right, at any time, to make changes in or to the Project as Landlord may deem necessary or desirable, and Landlord shall have no liability to Tenant therefor, provided that after such change access to the Premises is reasonably equivalent to that which existed prior to such change, it being agreed that the "reasonably equivalent" standard shall not apply if such changes are made in order to comply with Laws, does not affect the nature of the Project and does not eliminate any of the specific benefits granted to Tenant under this Lease. Landlord may install and maintain pipes, fans, ducts, wires and conduits within or through the walls, floors or ceilings of the Premises; PROVIDED, that if there are no dropped ceilings in any of the floors of the Premises, such pipes, fans, ducts, wires and conduits shall be installed in a manner consistent with any other exposed elements. In exercising its rights under this SECTION 5.04, Landlord shall use reasonable efforts to (1) minimize any interference with Tenant's use of the Premises for the ordinary conduct of Tenant's business and (2) to not reduce the size of the Premises except to a de minimis extent. In the event that the floor space in any floor in the Premises is reduced by more than 300 square feet and the change which caused such reduction did not benefit Tenant, the Fixed Rent and Additional Charges for such floor shall be proportionately reduced. Tenant shall not have any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant, be regulated or discontinued at any time by Landlord.

          (b) Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises, are reserved to Landlord and are not part of the Premises. Landlord reserves the right to name the Building to change the name or address of the Building at any time and from time to time.

          (c) Landlord shall have no liability to Tenant if at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by Law) or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable; PROVIDED, that if the same adversely affects Tenant's use and occupancy of the Premises, Landlord shall only have the right to do so if required by Law. If any time the windows of the Premises are temporarily closed, darkened or bricked-up, Landlord shall perform such repairs, maintenance, alterations or improvements with reasonable diligence as are reasonably required to restore the same and, unless such condition has been imposed pursuant to Law, Landlord shall use reasonable efforts to minimize the period of time during which such windows are temporarily closed, darkened or bricked up.

          (d) Landlord and persons authorized by Landlord shall have the right, at reasonable times and upon reasonable advance notice to Tenant (except in an emergency), to enter the Premises (together with any necessary materials and/or equipment), to inspect or perform such work as Landlord may reasonably deem necessary or to allow Overlandlord to exhibit the Premises to prospective purchasers or others and, during the last 24 months of the Term, to exhibit to prospective tenants, or for any other purpose as Landlord may deem necessary or desirable. Landlord shall use reasonable efforts not to interfere with Tenant's use and occupancy of the Premises in connection with the exercise of Landlord's rights under this SECTION 5.04(d). To the extent that Tenant has designated portions of the Premises as "secured areas," except in cases of emergency, Landlord shall not enter into such areas unless accompanied by an employee of Tenant. Landlord shall have no liability to Tenant by reason of any such entry. Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except as otherwise set forth in this Lease. Any work performed or installations made pursuant to this Section shall be made with reasonable diligence, and Landlord shall use due diligence to repair any damage to the Premises or Tenant's Property as a result of such work or installations.

          SECTION 5.05. REPAIRS. (a) Tenant shall keep the Premises (including, without limitation, all Fixtures) in good condition and, upon expiration or earlier termination of the Term, shall, subject to the terms and conditions of
SECTION 5.03(d) herein, surrender the same to Landlord in the same condition as when first occupied, reasonable wear and tear excepted. Tenant's obligation shall include, without limitation, the obligation to repair all damage caused by Tenant, its agents, employees, invitees and licensees to the equipment and other installations in the Premises or anywhere in the Building. Any maintenance, repair or replacement to the windows (including, without limitation, any solar film attached thereto), the Building systems, the Building's structural components or any areas outside the Premises and which is Tenant's obligation to perform shall be performed by Landlord at Tenant's expense (which expense shall be equal to Landlord's actual out-of-pocket costs, which shall be commercially reasonable). Tenant shall not commit or allow to be committed any waste or damage to any portion of the Premises or the Building.

          (b) Landlord shall at all times operate and maintain the Building in accordance with the standards that are customarily followed in the operation and maintenance of First-Class Office Buildings (as defined in the Overlease)(the "STANDARD").

          (c) Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements to the Building or in the cleaning and maintenance thereof; PROVIDED, HOWEVER, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that either (i) results in a denial of access to the Premises and/or (ii) except in the case of a fire or other casualty, precludes Tenant from conducting its business from more than thirty percent (30%) of the Premises. In all other cases, at Tenant's request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements to the extent it is practicable to do so, and Tenant shall pay to Landlord, as additional rent, within twenty (20) days after demand, an amount equal to the difference between the overtime or other premium pay and straight time pay.

          SECTION 5.06. COMPLIANCE WITH LAWS/COMPLIANCE LANGUAGE. (a) Tenant shall comply with all laws, ordinances, rules, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority and of the New York Board of Underwriters, the New York Fire Insurance Rating Organization and any other entity performing similar functions, at any time duly in force (collectively "LAWS"), attributable to any work, installation, occupancy, particular use or particular manner of use (as opposed to mere "office" use) by Tenant of the Premises or any part thereof. Nothing contained in this SECTION 5.06 shall require Tenant to make any structural changes unless the same are necessitated by reason of Tenant's particular manner of use of the Premises or the particular use by Tenant of the Premises for purposes other than normal and customary ordinary office purposes. Tenant shall procure and maintain all licenses and permits required for its business. Nothing contained herein shall be deemed or be construed as a submission by Tenant to the application to itself of any such laws.

          (b) Except to the extent the same is Tenant's responsibility pursuant to SECTION 5.06(a) above or elsewhere in this Lease, Landlord shall comply with all Laws in effect as of the Possession Date applicable to the common areas of the Building generally made available to tenants of the Building, but only if Tenant's use of the Premises shall be materially and adversely affected by non-compliance therewith, subject to Landlord's right to contest the applicability or legality of such Laws.

          (c) Tenant, at its sole cost and expense and after reasonable, written notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Laws affecting the Premises and with which it is obligated to comply pursuant to SUBSECTION (a) above, provided that (a) Landlord shall not be subject to imprisonment or to prosecution for a crime, nor shall the Project or any part there of be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the

Building be suspended or threatened to be suspended by reason of non-compliance or by reason of such contest; (b) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Superior Mortgage or Superior Lease; (c) Tenant shall indemnify Landlord against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance, and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Landlord agrees that it shall reasonably cooperate with Tenant's efforts to contest the validity or applicability to the Premises of any Laws; PROVIDED that (i) the provisions of clauses (a) through (d) of this Section shall be complied with and (ii) Landlord shall not incur any expense or liability in connection therewith.

          (d) Tenant shall not use or dispose of any Hazardous Materials in the Premises. "HAZARDOUS MATERIALS," as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, as defined by any Federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing, except that the term "Hazardous Materials" shall not include any such materials in amounts typically found in office buildings of a similar age and character as the Buildings, including asbestos and asbestos containing materials. Landlord shall enforce the obligations of Overlandlord with respect to asbestos removal in the Premises pursuant to Section 28.10 of the Overlease.

          SECTION 5.07. TENANT ADVERTISING. Tenant shall not use, and shall cause each of its Affiliates not to use, the name or likeness of the Building or the Project in any advertising (by whatever medium) without Landlord's consent, but shall be permitted to use the address of the Building for such purposes.

          SECTION 5.08 RIGHT TO PERFORM TENANT COVENANTS. If Tenant fails to perform any of its obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee (each, a "CURING PARTY") may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency or in case such failure unreasonably interferes with the use of space by any other tenant in the Building or adversely affects the efficient operation of the Building or may result in a violation of any Law or in a cancellation of any insurance policy maintained by Landlord and (b) in any other case if such failure continues beyond any applicable grace period. If a Curing Party performs any of Tenant's obligations under this Lease, Tenant shall pay to Landlord (as Additional Charges) the costs thereof, together with interest at the Interest Rate from the date incurred by the Curing Party until paid by Tenant, within twenty (20) days after receipt by Tenant of a statement as to the amounts of such costs. If the Curing Party effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for the Curing Party's bond and shall reimburse the Curing Party for the cost of the Curing Party's bond. "INTEREST RATE" means the lesser of (i) the Base Rate plus 2% per annum or (ii) the maximum rate permitted by law.

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                                    ARTICLE 6

                            ASSIGNMENT AND SUBLETTING

          SECTION 6.01. ASSIGNMENT; ETC. (a) Subject to SECTION 6.02, and except as otherwise provided in this Article, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be subleased, be licensed, be used or occupied by any person or entity other than Tenant or be encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior consent of Landlord. The dissolution or direct or indirect transfer of control of Tenant (however accomplished including, by way of example, the admission of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions occurring over a twenty-four (24) month period (provided that if any such transactions made subsequent to such twenty-four (24) month period are made pursuant to a plan designed to effect such transfer over an extended period of time, the same shall be deemed to have been made during the twenty-four (24) month period), or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards. An agreement under which another person or entity becomes responsible for all or a portion of Tenant's obligations under this Lease shall be deemed an assignment of this Lease or a sublease, as the case may be. Except as provided in SECTION 6.02(d) herein, no assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord's prior consent to any further assignment, other transfer or subletting. Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this ARTICLE 6 shall be null and void. If Tenant shall become a publicly held entity, the sale or transfer of shares of Tenant shall not require the consent of Landlord, shall be permitted under this Lease and shall not be deemed a transfer or an assignment hereunder if such transfer or sale is effected through the "over-the-counter market" or through any recognized stock exchange.

          (b) Notwithstanding SECTION 6.01(a), without the consent of Landlord and without Tenant being subject to the requirements of the Overlease and SECTIONS 6.02, 6.03 or 6.05 of this Lease, this Lease may be assigned to (x) if Tenant named herein is the assignor, (i) an entity with which Tenant is merged,
(ii) an entity which succeeds to Tenant, or (iii) a newly created entity, provided that any of the foregoing have been formed or created by the State of New York and/or New Jersey for the purposes of performing functions similar to, or ancillary with, those performed by Tenant and such entity intends to continue to perform one or more of the operations which the Tenant is permitted to perform or (y) if this Lease shall have been assigned to a "private" entity (i) to an entity created by merger, reorganization or recapitalization of or with Tenant or (ii) a purchaser of all or substantially all of Tenant's assets, stock or interests

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(such entity or purchaser being referred to herein as a "SUCCESSOR ENTITY");
PROVIDED that (A) Landlord shall have received a notice of such assignment from Tenant, (B) the assignee assumes by written instrument satisfactory to Landlord all of Tenant's obligations under this Lease, (C) such assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (D) the assignee is a reputable entity of good character and shall have, immediately after giving effect to such assignment, an aggregate net worth reasonably acceptable to Landlord.

          (c) Notwithstanding SECTION 6.01 (a), without the consent of Landlord and without, Tenant being subject to the requirements of SECTION 6.02, 6.03 or
6.05 of this Lease, Tenant may, subject to the requirements of the Overlease, assign this Lease or sublet all or any part of the Premises (x) if Tenant named herein is the assignor or sublessor, to a corporation which is wholly owned by the Tenant and which has been or may be created pursuant to the laws of the State of New York or New Jersey to perform one or more operations which the Tenant is permitted to perform pursuant to such laws or (y) if this Lease shall have been assigned to a "private" entity, to an Affiliate of Tenant; PROVIDED, that (x) Landlord shall have received a notice of such assignment or sublease from Tenant; and (y) in the case of any such assignment, (A) the assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (B) the assignee assumes by written instrument satisfactory to Landlord all of Tenant's obligations under this Lease. "AFFILIATE" means, as to any designated person or entity, any other person or entity which controls or is controlled by, such designated person or entity. "CONTROL" (and with correlative meaning, "controlled by" and "under common control with") means ownership and control by Tenant, directly or indirectly, of 51% or more of the stock, partnership interests or other beneficial ownership interests of the entity in question and the power to direct the management and affairs of such entity.

          SECTION 6.02. LANDLORD'S OPTION RIGHT. (a) If Tenant desires to assign this Lease or sublet all or a portion of the Premises (other than in accordance with SECTIONS 6.01 (b) OR 6.01 (c)), Tenant shall give to Landlord notice ("TENANT'S OFFICER NOTICE") thereof, specifying (i) in the case of a proposed subletting, the location of the space to be sublet and the proposed terms of the subletting of such space, (ii) (A) in the case of a proposed assignment, Tenant's good faith offer of the consideration Tenant desires to receive or pay for such assignment or (B) in the case of a proposed subletting, Tenant's good faith offer of the fixed annual rent which Tenant desires to receive for such proposed subletting (assuming that a subtenant will pay for Taxes, expense escalations and electricity as described in ARTICLE 3 herein in the same manner, and utilizing the same base year or base amount, as Tenant pays for such amounts under this Lease) and (iii) the proposed assignment or sublease commencement date.

          (b) Tenant's Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at Landlord's option,
(i) sublease such space from Tenant or (ii) have this Lease assigned to it or terminate this Lease, provided that if the proposed transactions is (x) an assignment or (y) a sublease of all or substantially all of the Premises for all or substantially all of the remainder of the Term or (z) a sublease of a portion of the Premises which, when aggregated with other subleases then in effect, covers all or substantially all of the Premises for all or substantially all of the remainder of the Term, Landlord's option shall be limited to having this Lease assigned to it or to terminating this Lease (any such space being referred to as the "RECAPTURE SPACE"). Said option may be exercised by

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Landlord by notice to Tenant within 60 days after a Tenant's Offer Notice, together with all information required pursuant to SECTION 6.02(a), has been given by Tenant to Landlord.

          (c) If Landlord exercises its option under SECTION 6.02(b)(ii) to terminate this Lease, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in the applicable Tenant's Offer Notice, all Rent shall be paid and appointed to such date and the date of such termination shall be deemed the Expiration Date for all purposes of this Lease.

          (d) If Landlord exercises its option under SECTION 6.02(b)(ii) to have this Lease assigned to it (or its designee), then Tenant shall assign this Lease to Landlord (or Landlord's designee) by an assignment in form and substance reasonably satisfactory to Landlord, effective on the proposed assignment or sublease commencement date specified in the applicable Tenant's Offer Notice. If Landlord exercises its option to take an assignment of this Lease as it relates to the Recapture Space, Tenant shall be released from Tenant's obligations under this Lease arising from and after the date of such assignment. Tenant shall not be entitled to consideration or payment from Landlord (or Landlord's designee) in connection with any such assignment. If the Tenant's Offer Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed assignment, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord's designee) on the date Tenant assigns this Lease to Landlord (or Landlord's designee).

          (e) [INTENTIONALLY OMITTED]

          (f) If Landlord exercises its option under SECTION 6.02(b)(i) to sublet the Premises, such sublease to Landlord or its designee (as subtenant) shall be in form and substance reasonably satisfactory to Landlord at the lower of (i) the rental rate per rentable square foot of Fixed Rent and Additional Charges then payable pursuant to this Lease or (ii) the rental set forth in the applicable Tenant's Offer Notice with respect to such sublet space, and shall be for the term set forth in the applicable Tenant's Offer Notice, and:

               (A) shall be subject to all of the terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this SECTION 6.02(f).

               (B) shall be upon the same terms and conditions as those contained in the applicable Tenant's Offer Notice and otherwise on the terms and conditions of this Lease, except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this SECTION 6.02(f).

               (C) shall permit the sublease, without Tenant's consent, freely to assign such sublease or any interest therein or to sublet all or any part of the space covered by such sublease and to make any and all alterations and improvements in the space covered by such sublease, provided that Tenant shall not be responsible for removing such alterations or improvements at the expiration of the Term, unless the Offer Notice reasonably restricts the making of any such alterations or improvements in which event Landlord or its designee (as

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subtenant) shall also be reasonably restricted in the making of any such alterations or improvements;

               (D) shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, make alterations, decorations and installations in such space or any part thereof, any or all of which may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant, at its expense, shall repair any damage caused by such removal, unless the Offer Notice reasonably restricts the making of any such alterations or improvements in which event Landlord shall impose the same restrictions on any assignee or further subtenant of Landlord or its designee; and

               (E) shall provide that (1) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (2) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord shall deem appropriate, (3) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to demise separately the subleased space and to comply with any Laws relating to such demise, unless the Offer Notice reasonably restricts the making of any alterations or improvements in which event Landlord shall only make alterations or improvements to demise separately such subleased space if Landlord shall restore, or shall cause to be restored, the subleased space to the same condition in which such subleased space was delivered from Tenant to Landlord, and (4) at the expiration of the term of such sublease, Tenant shall accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve such space in good order and condition.

          (g) In the case of any proposed sublease requiring Landlord's consent under this Article 6, Tenant shall not sublet any space to a third party at a rental which is less (on a per rentable square foot basis) that 95% of the rental (on a per rentable square foot basis) specified in Tenant's Offer Notice with respect to such space, without complying once again with all of the provisions of this SECTION 6.02 and re-offering such space to Landlord at such lower rental. In the case of a proposed assignment, Tenant shall not assign this Lease to a third party where Tenant pays consideration greater than 5% more or grants a greater concession to such third party for such assignment than the consideration offered to be paid or concession offered to be granted to Landlord in Tenant's Offer Notice without complying once again with all of the provisions of this SECTION 6.02 and re-offering to assign this Lease to Landlord and paying such consideration or grant such concession to Landlord.

          (h) If Landlord fails to respond to Tenant's Offer Notice within 60 days after the receipt of such Tenant's Offer Notice, together with all information required pursuant to SECTION 6.02(a), has been given by Tenant to Landlord, Landlord shall be deemed to have declined Tenant's offer, PROVIDED, that 15 days prior to the expiration of such 60-day period, Tenant shall send a second notice to Landlord with the phrase "FAILURE TO RESPOND ON OR BEFORE THE 15TH DAY AFTER THE GIVING OF THIS NOTICE SHALL BE DEEMED TO BE A WAIVER OF LANDLORD'S OPTION RIGHT UNDER SECTION 5.02 OF THE LEASE" in bold lettering at the top of such notice.

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

          SECTION 6.03. ASSIGNMENT AND SUBLETTING PROCEDURES. (a) If Tenant delivers to Landlord a Tenant's Offer Notice with respect to any proposed assignment of this Lease or subletting of all of the Premises and Landlord does not timely exercise any of its options under SECTION 6.02, and Tenant thereafter desires to assign this Lease or sublet the Premises as specified in Tenant's Offer Notice, Tenant shall notify Landlord (a "TRANSFER NOTICE") of such desire, which notice shall be accompanied by (i) a statement of the material terms and conditions of the proposed subletting or assignment, as the case may be, the effective date of which shall be at least 30 days after the giving of the Transfer Notice, (ii) a statement setting forth in reasonable detail the identity of the proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial statement or other evidence of proposed entity's creditworthiness and (iv) such other information as Landlord may reasonably request (provided such request is made within fifteen (15) days of Landlord's receipt of the Transfer Notice), and Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld, provided that:

               (A) Such Transfer Notice shall be delivered to Landlord within three months after the delivery to Landlord of the applicable Tenant's Offer Notice.

               (B) In Landlord's reasonable judgment the proposed assignee or subtenant will use the Premises in a manner that (x) is in keeping with the Standard and (y) is limited to the use expressly permitted under the Lease.

               (C) The proposed assignee or subtenant is, in Landlord's judgment, a reputable person or entity of good character and, in Landlord's reasonable judgment, has sufficient financial worth considering the responsibility involved.

               (D) Neither the proposed assignee or sublessee, nor any Affiliate of such assignee or sublessee, is then an occupant of any part of the Building.

               (E) The proposed assignee or sublessee is not a person with whom Landlord is then negotiating or has within the prior 3 months negotiated to lease space in the Building.

               (F) The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this
ARTICLE 6.

               (G) There shall be no more than 4 subtenants (excluding Affiliates) in the Premises at any one time and no subtenant shall sublet less than 25,000 rentable square feet.

               (H) Tenant shall reimburse Landlord within twenty (20) days of demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent.

               (I) With respect to any subletting or assignment entered into prior to the second anniversary of the Commencement Date, the proposed sublessee or assignee does not

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conduct or operate any business which is in direct competition with the principal lines of business of Landlord.

               (J) The subletting or assignment complies with all of the terms and provisions of the Overlease.

          (b) If Landlord's consent to a proposed assignment or sublease is required under this Article 6 and Landlord so consents (or is deemed to have consented) and Tenant thereafter fails to execute and deliver the assignment or sublease to which Landlord consented within 45 days (or if such request is made pursuant to subsection (d) below, within 60 days) after the giving of such consent, then Tenant shall again comply with this ARTICLE 6 before assigning this Lease or subletting all or part of the Premises.

          (c) If Landlord fails to respond to a Transfer Notice within 30 days (or if such request is made pursuant to subsection (d) below, within 60 days) after such Transfer Notice, together with all information required pursuant to
SECTION 6.03(a) has been given by Tenant to Landlord, Landlord shall be deemed to have consented to such proposed assignment or subletting; PROVIDED, that 15 days prior to the expiration of such 30 day period (or if such request is made pursuant to subsection (d) below, within 60 days), Tenant shall send a second notice to Landlord with the phrase "FAILURE TO RESPOND WITHIN TEN (10) DAYS AFTER THE DATE HEREOF SHALL BE DEEMED CONSENT TO THE ASSIGNMENT OR SUBLETTING PROPOSED IN TENANT'S TRANSFER NOTICE" in bold lettering at the top of such notice.

          (d) If Tenant delivers to Landlord a Transfer Notice, together with all information required under SECTION 6.03(a) above, at the same time that Tenant delivers Tenant's Offer Notice, together with all information required under SECTION 6.02(a) above, then Landlord shall either (i) exercise its options under SECTION 6.02 or (ii) approve or deny Tenant's request to assign this Lease or sublet the Premises under the provisions of SECTION 6.03 within 60 days after Tenant's Offer Notice, together with all information required pursuant to
SECTION 6.02 (a), and the Transfer Notice, together with all information required pursuant to SECTION 6.03(a), have been given by Tenant to Landlord. If Landlord fails to respond within 60 days after receiving Tenant's Offer Notice, together with all information required pursuant to SECTION 6.02(a) and the Transfer Notice, together with all information required pursuant to SECTION 6.03(b), Landlord shall be deemed to have consented to such proposed assignment or subletting; PROVIDED, that 15 days prior to the expiration of such 60-day period, Tenant shall send a second notice to Landlord with the phrase "FAILURE TO RESPOND SHALL BE DEEMED TO BE A WAIVER OF LANDLORD'S OPTION RIGHT UNDER
SECTION 5.02 OF THE LEASE AND CONSENT TO THE ASSIGNMENT OR SUBLETTING PROPOSED IN TENANT'S TRANSFER NOTICE (SUCH TENANT'S OFFER NOTICE AND TRANSFER NOTICE HAVING BEEN DELIVERED SIMULTANEOUSLY)" in bold lettering at the top of such notice.

          SECTION 6.04. GENERAL PROVISIONS. (a) If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of SECTION 6.01(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.

          (b) No assignment or transfer shall be effective until the assignee delivers to Landlord (i) evidence that the assignee, as Tenant hereunder, has complied with the requirements of SECTIONS 8.02 and 8.03, and (ii) an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes Tenant's obligations under this Lease.

          (c) Notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from as assignee, transferee, or any other party, other than with respect to any assignment or sublease to Landlord or its designee pursuant to
Section 6.02, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all the Tenant's other obligations under this Lease. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease.

          (d) Each subletting by Tenant shall be subject to the following:

               (i) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date.

               (ii) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until there has been delivered to Landlord, both (A) an executed counterpart of such sublease, and (B) a certificate of insurance evidencing that (x) Landlord and Overlandlord are additional insureds under the insurance policies required to be maintained by occupants of the Premises pursuant to SECTION 8.02, and (y) there is in full force and effect, the insurance otherwise required by SECTION 8.02.

               (iii) Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for, subject to or bound by any item of the type that a Successor Landlord is not so liable for, subject to or bound by in the case of an attornment by Tenant to a Successor Landlord under SECTION 7.01(a).

          (e) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord's consent, which shall not be unreasonably withheld and shall be granted or denied in

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

accordance with the standards applicable to an assignment or subletting by Tenant which requires Landlord's consent provided that any sublease requiring Landlord's consent hereunder may only be further sublet one time without complying with all of the terms and conditions of this ARTICLE 6, including, without limitation, SECTION 6.02 and SECTION 6.05, which for purposes of this
SECTION 6.04(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be.

          (f) Tenant shall not publicly advertise the availability of the Premises or any portion thereof as sublet space or by way of an assignment of this Lease, without first obtaining Landlord's consent, which consent shall not be unreasonably withheld or delayed provided that Tenant shall in no event advertise the rental rate or any description thereof.

          SECTION 6.05. ASSIGNMENT AND SUBLEASE PROFITS. (a) If the aggregate of the amounts payable as Fixed Rent and as Additional Charges on account of Taxes and electricity by a subtenant under a sublease of the Premises and the amount of any Other Sublease Consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise, shall be in excess of Tenant's Basic Cost therefor at that time then, promptly after the collection thereof, Tenant shall pay to Landlord in monthly installments as and when collected, as Additional Charges, 50% of such excess. Tenant shall deliver to Landlord within 60 days after the end of each calendar year and within 60 days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement. "TENANT'S BASIC COST" for sublet space at any time means the sum of (i) the portion of the Fixed Rent and Tax Payments which is attributable to the sublet space, plus (ii) the amount payable by Tenant on account of electricity in respect of the sublet space, plus (iii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight-line basis over the term of the sublease plus (iv) the amount of any reasonable brokerage commissions and reasonable legal fees (including those of Tenant's in-house counsel) paid by Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease. "OTHER SUBLEASE CONSIDERATION" means all sums paid for the furnishing of services by Tenant and the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns.

          (b) Upon any assignment of this Lease, Tenant shall pay to Landlord 50% of the Assignment Consideration received by Tenant for such assignment, after deducting therefrom customary and reasonable closing expenses which shall include commissions and legal fees (including those of Tenant's in-house counsel). "ASSIGNMENT CONSIDERATION" means an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the furnishing of services by Tenant and the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns).

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          SECTION 6.06. ASSIGNOR CURE RIGHTS.

          If this Lease shall have been assigned by Tenant (other than to an Affiliate of Tenant), Landlord shall give the initially named Tenant (the "TENANT ASSIGNOR"), a copy of each notice of default given by Landlord to the then current tenant (the "TENANT ASSIGNEE") under this Lease. Landlord shall not have any right to terminate this Lease, or otherwise to exercise any of Landlord's rights and remedies hereunder, after a default by such Tenant Assignee, unless and until (A) Landlord shall have made a demand on the Tenant Assignee to cure the default in question, (B) the Tenant Assignor receives a copy of the default notice in question, and (C) the Tenant Assignor has an opportunity to remedy such default within the time periods set forth in this Lease (such time periods, with respect to the Tenant Assignor, being deemed to run from the date that Landlord gives such Tenant Assignor a copy of the default notice in question); provided, that this sentence shall not be applicable if the Tenant Assignee under this Lease in an Affiliate of the Tenant Assignor. Landlord shall accept timely performance by the Tenant Assignor of any term, covenant, provision or agreement contained in this Lease on the Tenant Assignee's part to be observed and performed with the same force and effect as if performed by the Tenant Assignee (but only if such Tenant Assignee is not an Affiliate of the Tenant Assignor). If the Tenant Assignor shall cure the default by such Tenant Assignee, or if the default shall be incurable (such as bankruptcy), and Landlord or the Tenant Assignee, seeks to terminate this Lease, then the Tenant Assignor shall have the right to enter into a new lease with Landlord upon all of the then executory terms of this Lease and to resume actual possession of the Premises for the unexpired balance of the Term; provided, that this sentence shall not be applicable if the Tenant Assignee under this Lease is an Affiliate of the Tenant Assignor.

          SECTION 6.07. LANDLORD NON-DISTURBANCE If Tenant shall so request at the same time it requests Landlord's approval of a sublease, Landlord agrees that it shall enter into a non-disturbance, attornment agreement with permitted sublessees of one full floor or more of the Premises provided that (x) such floor or floors shall be the uppermost or the bottommost floor and/or any floor contiguous thereto, (y) such sublease shall be for the balance of the term of this Lease and (z) if the rent such subtenant is paying at the time of attornment is less than that required pursuant of the terms of this Lease, such subtenant shall agree to pay Fixed Rent and Additional Charges in accordance with the terms of this Lease and provided, further, that in determining whether or not Landlord shall consent to such a sublease, it shall be reasonable for Landlord to take into account that under certain circumstances Landlord may have to have such subtenant as its direct tenant.

                                    ARTICLE 7

                        SUBORDINATION; DEFAULT; INDEMNITY

          SECTION 7.01. SUBORDINATION. (a) Subject to the provisions of this
ARTICLE 7, this Lease is subject and subordinate to each mortgage (a "SUPERIOR MORTGAGE") and each underlying lease including, without limitation, the Overlease (a "SUPERIOR LEASE") which may now or hereafter affect all or any portion of the Project or any interest therein; provided that the Superior Mortgagee under such Superior Mortgage or Superior Lessor under such Superior Lease shall

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

have executed and delivered a non-disturbance and attornment agreement substantially to the effect that so long as Tenant is not in default hereunder beyond any applicable notice and grace periods, (i) this Lease will not be terminated or cut off not shall Tenant's possession hereunder be disturbed by enforcement of any rights given to such Superior Mortgagee or Superior Lessor pursuant to such Superior Mortgage or Superior Lease, and (ii) such Superior Mortgagee or Superior Lessor shall recognize Tenant as the tenant under this Lease. The lessor under a Superior Lease is called a "SUPERIOR LESSOR" and the mortgagee under a Superior Mortgage is called a "SUPERIOR MORTGAGEE". Tenant shall execute, acknowledge and deliver any instrument reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee to evidence such subordination, but no such instrument shall be necessary to make such subordination effective if a non-disturbance and attornment agreement shall have been delivered. Notwithstanding anything contained in this SECTION 7.01 to the contrary, if any Superior Mortgagee or Superior Lessee executes and delivers a non-disturbance and attornment agreement either (i) in the form attached hereto as EXHIBIT F or (ii) in a form which is not in any material respect less favorable to Tenant as the non-disturbance and attornment agreement executed and delivered contemporaneously herewith by Tenant and the existing Superior Mortgagee or Superior Lessor, as applicable, and Tenant either fails or refuses to execute and deliver such agreement within 30 days after delivery of such agreement to Tenant, then this Lease shall automatically and without further act be deemed to be subject and subordinate to such Superior Mortgage or Superior Lease and such non-disturbance and attornment agreement shall then be deemed to be in effect with respect to such Superior Mortgage or Superior Lease. Tenant acknowledges and agrees that simultaneously herewith Tenant and the existing Superior Mortgagee and the existing Superior Lessor have executed and exchanged non-disturbance and attornment agreements which satisfy the requirements of this
SECTION 7.01. Tenant shall execute any amendment of this Lease requested by a Superior Mortgagee or a Superior Lessor; PROVIDED such amendment shall not (i) result in a material increase in Tenant's obligations under this Lease or a material reduction in the benefits available to Tenant or (ii) diminish the rights, privileges, interest or estate or Tenant or alter the Term, the Premises or the services to be provided to Tenant by Landlord hereunder (except, in either case, to a DE MINIMIS extent). In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage, or in the event of the termination or expiration of a Superior Lease, Tenant, upon request of such Superior Mortgagee, Superior Lessor or any person succeeding to the interest of such mortgagee or lessor (each, a "SUCCESSOR LANDLORD"), shall, subject to the terms of this ARTICLE 7 and the delivery of a subordination, non-disturbance and attornment agreement in accordance with this Section automatically become the tenant of such Successor Landlord without change in the terms or provisions of this Lease (it being understood that Tenant shall, if requested, enter into a new lease on terms identical to those in this Lease); provided, that any Successor Landlord shall not be (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord); (ii) liable for the return of any monies paid to or on deposit with any prior landlord (including, without limitation, Landlord), except to the extent such monies or deposits are delivered to such Successor Landlord; (iii) subject to any offset, claims or defense that Tenant might have against any prior landlord (including, without limitation, Landlord); (iv) bound by any Rent which Tenant might have paid for more than thirty (30) days in advance of the date upon which such payment was due to any prior landlord (including, without limitation, Landlord) unless actually received by such Successor Landlord or expressly approved in writing by it or received by it; (v) bound by any covenant to perform or complete any construction in

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

connection with the Project or the Premises or to pay any sums to Tenant in connection therewith, or (vi) bound by any waiver or forbearance under, or any amendment, modification, abridgement, cancellation or surrender of this Lease made without the consent of such Successor Landlord. Nothing contained herein shall be deemed to relieve any Successor Landlord of any liability arising by reason of its acts or omissions from or after the date that such Successor Landlord shall become the landlord under this Lease, and such Successor Landlord shall be obligated to perform Landlord's obligations under this Lease arising from and after becoming landlord, in accordance with the provisions of this Lease. Upon request by such Successor Landlord, Tenant shall, subject to the terms of this ARTICLE 7 and the delivery of a subordination, non-disturbance and attornment agreement in accordance with this Section execute and deliver an instrument or instruments, reasonably requested by such Successor Landlord, confirming the attornment provided for herein, but no such instrument shall be necessary to make such attornment effective. It is hereby acknowledged and agreed that the foregoing provisions are not intended to relieve any Successor Landlord from its obligations under this Lease from and after the date it becomes Landlord under this Lease.

          (b) Tenant shall give each Superior Mortgagee and each Superior Lessor a copy of any notice of default served upon Landlord, provided that Tenant has been notified of the address of such mortgagee or lessor. If Landlord fails to cure any default as to which Tenant is obligated to give notice pursuant to the preceding sentence within the time provided for in this Lease, then each such mortgagee or lessor shall have an additional 30 days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, any such mortgagee or lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under this Lease or otherwise seek a termination of this Lease while such remedies are being so diligently pursued. Nothing herein shall be deemed to imply that Tenant has any right to terminate this Lease or any other right or remedy, except as may be otherwise expressly provided for in this Lease.

          SECTION 7.02 ESTOPPEL CERTIFICATE. Each party shall, at any time and from time to time, but in any event no more than two (2) times in any twelve month period, within 10 days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Premises Possession Date, Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid and stating whether or not, to the best knowledge of such party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such statement is addressed. Tenant also shall include or confirm in any such statement such other information concerning this Lease as Landlord may reasonably request. Any statement delivered pursuant to this SECTION 7.02 shall reflect the state of facts existing only as of the date it is given by such party.

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

          SECTION 7.03. DEFAULT. (a) This Lease and the term and estate hereby granted are subject to the limitation that:

               (i) if Tenant defaults in the payment of any Fixed Rent, and such default continues for 5 days after Landlord gives to Tenant a notice specifying such default, or if Tenant defaults in the payment of any Additional Charges, and such default continues for 10 days after Landlord gives to Tenant a notice specifying such default, or

               (ii) if Tenant defaults in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in SECTION 7.03(a)(i), (iii), (iv) OR (v)), and if such default continues and is not cured within 30 days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant's reasonable control cannot with due diligence be cured within such period of 30 days, if Tenant shall not immediately upon the receipt of such notice, (x) advise Landlord of Tenant's intention duly to institute all steps necessary to cure such default and (y) institute and thereafter diligently prosecute to completion all steps necessary to cure the same,

               (iii) if this Lease or the estate hereby granted would, by operation of law or otherwise, devolve upon or pass to any person or entity other than Tenant, except as expressly permitted by ARTICLE 6, or

               (iv) if Tenant shall abandon the entire Premises, has removed a substantial portion of its personal property and left the Premises unattended for a period in excess of sixty (60) days, or

               (v) if there shall be a failure of Tenant to comply with any of the material terms and provisions of that certain Overlandlord Consent entered into by and among Landlord, Overlandlord and Tenant in connection with this Lease beyond applicable notice and cure periods relating thereto, if any.

          SECTION 7.04. RE-ENTRY BY LANDLORD. If this Lease shall terminate as in SECTION 7.03 provided, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words "re-enter" and "re-entering" as used in this Lease are not restricted to their technical legal meanings. Upon such termination or re-entry, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable under SECTION 7.05).

          SECTION 7.05. DAMAGES. (a) If this Lease is terminated under SECTION
7.03 Tenant shall pay to Landlord as damages, at the election of Landlord, either:

          (b) a sum which, at the time of such termination, represents the value (discounted to present value using Base Rate) of the excess, if any, of (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination to and including the Expiration Date over (2) the aggregate fair rental value of the Premises for the same period (for

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

the purposes of this CLAUSE (a) the amount of Additional Charges which would have been payable by Tenant under SECTIONS 3.04 and 3.05 shall, for each calendar year ending after such termination, be deemed to be an amount equal to the amount of such Additional Charges payable by Tenant for the calendar year immediately preceding the calendar year in which such termination shall occur), or

          (c) sums equal to the Rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated, payable upon the due dates therefor specified in this Lease; PROVIDED, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, legal fees and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for period equal to or shorter or longer than said period; PROVIDED, FURTHER, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this SECTION 7.05(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting and (iv) Landlord shall have no obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.

          Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry.

          SECTION 7.06. OTHER REMEDIES. Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Anything in this Lease to the contrary notwithstanding, during the continuation of any default by Tenant, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.

          SECTION 7.07. RIGHT TO INJUNCTION. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, including, but not limited to, holding over after the Expiration Date or the date of any earlier termination of this Lease, Landlord subject to applicable law shall also have the right of injunction and, in the case of a threatened holdover, the right to bring a summary proceeding for possession of the Premises on the Expiration Date or

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

the date of any earlier termination of this Lease. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

          SECTION 7.08. CERTAIN WAIVERS; WAIVER OF TRIAL BY JURY. (a) Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by Landlord, by process of law or under the terms of this Lease or after any termination of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent, and the provisions of any successor or other law of like import.

          (b) Landlord and Tenant each waive trial by jury in any action in connection with this Lease.

          SECTION 7.09. NO WAIVER. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord may be applied by Landlord, in Landlord's discretion, to any items then owing by Tenant to Landlord under this Lease. Receipt by either party of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by such party of the other party's obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each Superior Lessor and Superior Mortgagee whose lease or mortgage provides that any such surrender may not be accepted without its consent.

          SECTION 7.10. HOLDING OVER. If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall (a) pay as holdover rental for each month of the holdover tenancy an amount equal to (w) 125% for the first month of the holdover tenancy, (x) 150% for the second month of the holdover tenancy, (y) 175% for the third month of the holdover tenancy and (z) 200% for the fourth month and any additional month(s) of the holdover tenancy of the greater of (i) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (ii) the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term; and (b) be liable to Landlord for and indemnify Landlord against (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "NEW TENANT") by reason of the late delivery of space to the New Tenant not to terminate its lease by reason of the holding over by Tenant, (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding over by Tenant, and (iii) any claim for damages by any New Tenant. No holding over by Tenant after the Term shall operate to extend the Term. Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this

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SECTION 7.10 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

          SECTION 7.11. ATTORNEYS' FEES. If Landlord places the enforcement of this Lease or any part thereof upon the default of Tenant, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, or in the event any bankruptcy, insolvency or other similar proceeding is commenced involving Tenant (an "ACTION"), Tenant shall, within twenty (20) days of demand, reimburse Landlord for landlord's attorney's fees and disbursements and court costs, provided, however, that if a court of competent jurisdiction renders a final unappealable verdict there was no basis for the Action, Landlord shall not be entitled to recover such fees and costs.

          SECTION 7.12. NONLIABILITY AND INDEMNIFICATION. (a) Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant or employee of Landlord, any Superior Lessor or any superior Mortgagee (whether disclosed or undisclosed), shall be liable to Tenant for (i) any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or of others, entrusted to employees of Landlord; PROVIDED, that, except to the extent of the release of liability and waiver of subrogation provided in SECTION 8.03 hereof, the foregoing shall not be deemed to relieve Landlord of any liability to the extent resulting from the willful misconduct or negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Premises to the Building. (ii) any loss, injury or damage described in CLAUSE (i) above caused by other tenants or persons in, upon or about the Building, or caused by operation in construction of any private, public or quasi-public work, or (iii) even if negligent, consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant's Property therein.

          (b) Tenant shall indemnify and hold harmless Landlord, all Superior Lessors and all Superior Mortgagees and each of their respective members, partners, directors, officers, shareholders, principals, agents and employees (each, an "INDEMNIFIED PARTY"), from and against any and all claims arising from or in connection with (i) the conduct or management of the Premises or of any business therein, or any work or thing done, or any condition created, in or about the Premises, (ii) any negligence or wrong doing of Tenant or any person claiming through or under Tenant or any of their respective members, partners, directors, officers, agents, employees or contractors, (iii) any accident, injury or damage occurring in, at or upon the Premises, (iv) any default by Tenant in the performance of Tenant's obligations under this Lease and (v) any brokerage commission or similar compensation claimed to be due by reason of any proposed subletting or assignment by Tenant; together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including without limitation, all reasonable attorneys' fees and disbursements; PROVIDED ,that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in SECTION 8.03 below applies) willful misconduct of the Indemnified Party. If any action or proceeding is through against any Indemnified Party by reason of any such claim, Tenant, upon notice from such Indemnified Party shall resist and defend such action or proceeding (by counsel, including Tenant's in-house counsel, reasonably satisfactory to such Indemnified Party)

                                       48
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               (c) In the event of any claim, action or proceeding which may give rise to liability under the indemnity contained in this SECTION 7.12 or other provision of this Lease. (a) the indemnified party shall give the indemnifying party prompt notice of such claim or action, (b) the indemnifying party may defend against such claim or action with counsel selected by it, subject to the reasonable approval of indemnified party, which approval shall not be unreasonably withheld or delayed, (c) the indemnified party shall reasonably cooperate with the indemnifying party and its counsel in the defense of such claim or action and, (d) the indemnified party shall not settle such claim or action without indemnifying party's prior written consent, which consent shall not be unreasonably withheld or delayed.

          SECTION 7.13. PROTEST OF LANDLORD CHARGES. Except as otherwise set forth, Tenant shall have ninety (90) days from receipt (i) of a bill or other request from Landlord for payment of any charge, other than the Fixed Rent, payable by Tenant under this Lease or (ii) a refund or credit under the terms of this Lease within which to protest the correctness of such charge or credit, provided however, if, in connection with a disputed payment, Tenant shall pay such disputed amount to Landlord under Protest prior to the expiration of such 90 day period, such 90 day period shall be extended to 120 days. If Tenant fails to make such protest, which shall be made in the manner herein set forth for the giving of notices, within the ninety (90) day or one hundred twenty (120) day period, as applicable, the charge set forth in such bill or other request or the applicable refund or credit shall be deemed to have been accepted by Tenant and shall no longer be contestable by Tenant, time being of the essence.

                                    ARTICLE 8

                        INSURANCE; CASUALTY; CONDEMNATION

          SECTION 8.01. COMPLIANCE WITH INSURANCE STANDARDS. (a) Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Project and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Project over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy or insurance in respect of the Project. Landlord hereby agrees that the users permitted under SECTION 2.05 do not violate its insurance policies.

          (b) if, by reason of any failure of Tenant to comply with this Lease, the premiums on Landlord's insurance on the Project shall be higher than they otherwise would be, Tenant shall reimburse Landlord, within twenty (20) days of demand, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for the Project or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Project or the Premises as the case may be, shall be conclusive evidence of the facts therein stated and of the several items

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and charges in the insurance rate then applicable to the project or the
Premises, as the case may be.

          SECTION 8.02. TENANT'S INSURANCE. (a) Tenant shall maintain at all times during the Term (i) "all risk" property, insurance covering all present and future Tenant's Property, Fixtures and Tenant's Improvements and Betterments to a limit of not less than the full replacement cost thereof, and (ii) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $10,000,000 combined single limit for bodily injury and property damage liability in any one occurrence and (iii) boiler and machinery insurance, if there is a boiler, supplementary air conditioner or pressure object or similar equipment in the Premises, with Landlord and each Superior Lesser and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $10,000,000 and (iv) when Alterations are in process, the insurance specified in SECTION 5.02(f) hereof. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any other additional insureds, at least 10 days prior to the Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any other additional insureds such renewal policy or a certificate thereof atleast 30 days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility approved to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing as A-/VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled, allowed to lapse or modified unless Landlord any additional insureds are given at least 30 days' prior written notice of such cancellation, lapse or modification. The proceeds of policies providing "all risk" property insurance of Fixtures and Improvements and Betterments shall be payable to Landlord, Tenant and each Superior Lessor and Superior Mortgagee as their interests may appear. Tenant shall have the right to receive the proceeds paid with respect to Tenant's Property of any policy maintained by Tenant to provide insurance of Tenant's property. Tenant shall cooperate with Landlord in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance monies. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under this SECTION 8.02 be increased, so that the amount thereof adequately protects Landlord's interest but such increase shall not be in excess of to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by prudent landlords of non-institutional first class office buildings in New York City. Any insurance policy with respect to the insurance required to be maintained by Tenant hereunder may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, provided that (x) the coverages and limits applicable to the Premises are separately stated in amounts not less than the amounts required hereunder and (y) the coverage afforded under such blanket policy allocable to the Premises shall not be less than the coverage which would have been afforded had such insurance not been covered under a blanket policy.

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               (b) To the extent not maintained by Overlandlord, Landlord agrees that Landlord shall maintain at all times during the Term such (i) "all risk" property insurance, (ii) commercial general liability insurance and (iii) any other form of insurance, and in such amounts, as is carried by prudent owners of similar properties. Landlord shall be deemed to have satisfied the foregoing obligation of this Section 8.02(b) if Landlord maintains the insurance required by the Overlease.

               (c) Notwithstanding anything in this Lease to the contrary, so long as (i) Tenant is not in default of its obligations under this Lease to pay Fixed Rent and Additional Charges beyond applicable notice and grace periods,
(ii) Tenant maintains substantially the same creditworthiness as exists on the date hereof and (iii) Tenant named herein, any Successor Entity or any Affiliate is the Tenant hereunder, Tenant may, in lieu of maintaining the liability insurance required under this Lease, self-insure and assume the risks of, and shall pay all costs of or related to, all liability claims that may be asserted against Tenant and all liability claims which may be asserted against Landlord, Landlord's agents, any Superior Mortgagee or any Superior Lessor in a combined aggregate amount not to exceed $5,000,000.00 (it being understood that Tenant shall maintain coverage for liability in excess of such amount otherwise in accordance with Section 8.02(a) above) for which Tenant is responsible pursuant to this Lease and with respect to which Tenant has self-insured. As a self-insurer Tenant shall be responsible for any and all obligations of Tenant to indemnify and hold Landlord harmless from and against any matters refereed to in this Lease or which otherwise would have been included within the coverage of any insurance policy required by Tenant to be obtained under any provision of this Lease. If Tenant elects to provide insurance coverage for which Tenant is responsible under this Section by self-insurance, it shall provide coverage upon the same terms and conditions as would be provided by an insurance company if Tenant had procured such policies as described in this Section and as if Landlord, Overlandlord and any Superior Mortgagee were named in such policies as additional insureds. In the event Tenant elects to act as self-insurer pursuant to the provisions of this paragraph, then, without limiting the provisions of this Section, Tenant shall act as insurer of Landlord, Overlandlord and any Superior Mortgagee with respect to, shall defend and answer actions against Landlord and Overlandlord against all claims and demands of third persons, including, without limitation, any claim or demand of any third person arising out of any willful or negligent act or omission of Landlord or Overlandlord, and their respective directors, officers, agents or employees and liability therefor to the same extent that an insurance company would have done and to the same extent as would be covered under the policy of commercial general liability insurance described in this Section. If Tenant elects to self-insure, Tenant will provide a written statement of Tenant's self-insurance. In the event that any of the conditions specified in CLAUSES (i), (ii) or (iii) are no longer satisfied, then within 5 Business Days thereafter Tenant shall obtain and keep in full force and effect during the Team of this Lease the liability insurance otherwise required by this Lease. If Tenant fails to obtain such insurance within such 5 Business Day period, Landlord may purchase such insurance at Tenant's expense. Tenant may elect to cease its self-insurance program hereunder at any time so long as not less than 10 days prior thereto Tenant puts in place all liability insurance required under this Lease and delivers evidence thereof to Landlord.

          SECTION 8.03. SUBROGATION WAIVER. Landlord and Tenant shall each include in each of its insurance policies (insuring the Project in case of Landlord, and insuring Tenant's Property, Fixtures and Improvements and Betterments in the case of Tenant, against loss,

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damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or
(b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability. Nothing contained in this SECTION 8.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

          SECTION 8.04. CONDEMNATION. (a) If there shall be a total taking of the Land and/or the Building in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted with respect to the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be taking of any material (in Landlord's reasonable judgment) portion of the Land and/or Building (whether or not the Premises or any portion thereof are affected by such taking), then Landlord may terminate this Lease and the term and estate granted hereby by giving notice to Tenant within 60 days after the date of taking of possession by the condemning authority. If there shall be a taking of the Premises of such scope (but in no event less than 25% thereof) that the untaken part of the Premises would in Tenant's reasonable judgment no longer suited for the purposes set forth in
Article 2 of this Lease, or Tenant no longer has responsible means of access to such Premises then Tenant may terminate this Lease and the term and estate granted hereby by giving notice to Landlord within 60 days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of taking of Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be appropriately abated for the period from such date to the Expiration Date and (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant's Property) as nearly as practicable to its condition prior to such taking.

          (b) In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; PROVIDED, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant's Property, Tenant's Alterations, Betterments or Improvements (except to the extent such Alterations constitute property which is, or at the expiration of the Term, becomes Landlord's property) or moving expenses, provided the same does not include

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any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and does not reduce the award available to Landlord or materially delay the payment thereof.

          (c) If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property, Tenant's Alterations (except to the extent such Alterations constitute property which is, or at the expiration of the Term, becomes Landlord's property) or for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use of occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award of temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.

          (d) In the event of any taking which does not result in termination of this Lease, (i) Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and Premises (other that those parts of the Premises which constitute Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises and (ii) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Tenant's Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.

          SECTION 8.05. CASUALTY. (a) If the Building or the Premises shall be partially or totally damage or destroyed by fire or other casualty (each, a "CASUALTY") and if this Lease is not terminated as provided below, then (i) Landlord shall repair and restore the Building, including the exterior and public portions thereof (including, without limitation, the Building lobbies, exterior walls, elevator shafts), Building systems servicing the Premises, and the Premises (excluding Tenant's Improvements and Betterments, Fixtures and Tenant's Property) with reasonable dispatch to substantially the condition as existed prior to the damage to the extent permitted by applicable Law (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty provided, however, in the event that Landlord fails to maintain the insurance customarily carried by prudent Landlords of similar type buildings, the collection of insurance proceeds shall not be a condition to Landlord performing such restoration and (ii) Tenant shall repair and restore in accordance with SECTION 5.02 all Tenant's Property, Fixtures and Improvements and Betterments with reasonable dispatch after the Casualty, including any tenant build-out existing in the Premises on the date of delivery thereof by Landlord (collectively, "TENANT CASUALTY REPAIR OBLIGATIONS"). Landlord agrees that, if and to the extent, Landlord, any Superior Mortgagee or any Superior Lessor receives insurance proceeds in respect of Tenant Casualty Repair Obligations Landlord shall notify Tenant thereof

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and upon request of Tenant, make such proceeds available to Tenant so that
Tenant may perform its Tenant Casualty Repair Obligations. In the event Landlord has received proceeds in respect of Tenant Casualty Repair Obligations and Landlord does not make such proceeds available to Tenant, Landlord shall be obligated, at Landlord's cost and expense, to perform the Tenant Casualty Repair Obligations with reasonable dispatch after the Casualty. In the event any Superior Mortgagee or any Superior Lessor has received proceeds in respect of Tenant Casualty Repair Obligations and such Superior Mortgagee or Superior Lessor shall refuse to release such proceeds to Tenant, Landlord shall be obligated, at Landlord's cost and expense, to perform or cause to be performed the Tenant Casualty Repair Obligations.

          (b) If all or part of the Premises shall be rendered untenantable by reason of a Casualty, the Fixed Rent and the Additional Charges under SECTION
3.04 and 3.05 shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the Casualty to the earlier of (i) the date the Premises is made tenantable (PROVIDED, that if the Premises would have been tenantable at an earlier date but for Tenant having failed to cooperate with Landlord in effecting repairs or restoration or collecting insurance proceeds or (ii) the date Tenant or any subtenant reoccupies a portion of the Premises (in which case the Fixed Rent and the Additional Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Landlord's determination of substantial completion of the restoration of the Premises (excluding Tenant's Improvement, Betterments, Fixtures and Tenant's Property the repair of which shall be Tenant's obligation), shall be controlling unless Tenant disputes same by notice to Landlord within 30 days after such determination by Landlord, and pending resolution of such dispute, Tenant shall pay Rent in accordance with Landlord's determination. Notwithstanding the foregoing, if by reason of any act or omission by Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to the Casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Rent. Nothing contained in this SECTION 9.05 shall relieve Tenant from any liability that may exist as a result of any Casualty. Prior to the substantial completion of Landlord's repair obligations set forth in this Section, Landlord shall provide Tenant and Tenant's contractors, subcontractors and materialmen access to the Premises to perform such repairs that Tenant is required or desire to make hereunder as a result of the Casualty (but not to occupy the same for the conduct of business); PROVIDED that any such access shall be subject to all of the applicable provisions of the Lease, and, shall not interfere with the conduct of Landlord's work AND in the Premises or in any other damaged portion of the Building.

          (c) If by reason of a Casualty (i) the Building shall be totally damaged or destroyed, (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that repair or restoration shall require more than 270 days or the expenditure of more that 25% percent of the full insurable value of the Building (which, for purposes of this SECTION 9.05(c), shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building) immediately prior to the Casualty or (iii) more than 50% of the Premises shall be damaged or destroyed (as estimated in any such case by a reputable contractor, architect or engineer designated by

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Landlord), then in any such case Landlord may terminate this Lease by notice given to Tenant within 180 days after the Casualty.

          (d) Within ninety (90) days after notice to Landlord of any Casualty, Landlord shall deliver to Tenant a statement prepared by a reputable contractor selected by Landlord setting forth such contractor's estimate as to the time required for Landlord to substantially complete the repairs required to be performed by it hereunder (the "REPAIR ESTIMATE NOTICE"). If the estimated time period exceeds eighteen (18) months from the date of such statement, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the 30th day after notice of such election is given by Tenant.

          (e) If Landlord shall have delivered a notice to Tenant pursuant to
SECTION 9.05(d) and no right to terminate this Lease shall have accrued to Tenant by reason thereof, but Landlord shall have failed to substantially complete the repairs by the date which is six (6) months after the date set forth in the Repair Estimate Notice (the "REQUIRED SUBSTANTIAL COMPLETION DATE"), as the same may be extended by reason of Unavoidable Delays (but not in excess of one hundred twenty (120) days), Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days after the Required Substantial Completion Date and if Tenant makes such election, the Term shall expire on the thirtieth (30th) day after notice of such election is given by Tenant.

          (f) Notwithstanding anything to the contrary contained in this SECTION 8.05, if more than twenty-five percent (25%) of the Premises shall be damaged during the last eighteen (18) months of the Term (as the same may be renewed or extended), Landlord or Tenant may elect by notice, given within sixty (60) days after the occurrence of such damage, to terminate this Lease and, if either party makes such election, the Term shall expire upon the sixtieth (60th) day after notice of such election is given by such party.

          (g) Landlord shall not carry any insurance on Tenant's Property, Fixtures or on Tenant's Improvements and Betterments and shall not be obligated to repair or replace Tenant's Property, Fixtures or Improvements and Betterments. Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant's Property, Fixtures or Tenant's Improvements and Betterments. Tenant shall notify Landlord promptly of any Casualty in the Premises.

          (h) This SECTION 9.05 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty and Section 277 of the New York Real property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

          SECTION 9.01. NOTICE. All notices, demands, consents, approvals, advices, waivers or other communications which may or are required to be given by either party to the

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other under this Lease shall be in writing and shall be deemed to have been given one Business Day after deposit in the United States mail, certified or registered, postage prepaid, (return receipt requested) or, rendered if delivered by hand (against a signed receipt) or nationally recognized, overnight courier service (against a signed receipt), and addressed to the party to be notified at the address for such party specified in the first paragraph of this Lease 5 day's notice to the notifying party. In the case of each notice to Landlord, such notice shall be sent to the attention of: Managing Director, Corporate Services, with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Chris M. Smith, Esq. and, in the case of each notice to Tenant at the Premises to the attention of General Counsel and Chief, Real Estate and Environmental Law Division, Law Department, The Port Authority of New York and New Jersey. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been delivered (or upon refusal to accept delivery). Notices from Tenant may be given by Tenant's attorney. Notices from Landlord may be given by Landlord's managing agent, if any, or by Landlord's attorney.

          SECTION 9.02. BUILDING RULES. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with, the rules of the Building set forth in the Rules and Regulations, as the same may be reasonably modified or supplemented by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein. Landlord shall not be obligated to enforce the rules of the Building against Tenant or any other tenant of the Building or any other party, and Landlord shall have no liability to Tenant by reason of the violation by any tenant or other party of the rules of the Building; PROVIDED, that Landlord shall not enforce the rules of the Building in a manner which discriminates against Tenant. If any rule of the Building shall conflict with any provision of this Lease, such provision of this Lease shall govern.

          SECTION 9.03. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

          SECTION 9.04. CERTAIN DEFINITIONS. Landlord shall have no liability to Tenant" or words of similar import mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner or any of its other obligations under this Lease, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

          SECTION 9.05. QUIET ENJOYMENT. Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to the other terms of this Lease and to Superior Leases and Superior Mortgages, provided that Tenant is not in default of its obligations hereunder beyond any applicable notice and cure periods.

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          SECTION 9.06. LIMITATION OF LIABILITY (a) Tenant shall look solely to
Landlord's interest in the Project, the proceeds of any sale thereof (provided a claim shall have been made within three (3) months of such sale), casualty proceeds and any condemnation award for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord's members, partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution attachment or other enforcement procedure for the satisfaction of any judgment or Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant.

          (b) In the event of a transfer of title to the land and Building of which the Premises is a part, or in the event of a lease of the Building of which the Premises is a part, or of the land and Building, upon notification to Tenant of such transfer or lease, the said transferor landlord named herein shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to or lessee of said land and Building, that the transferee or lessee has assumed and agreed to carry out all of the covenants and obligations of Landlord thereunder.

          (c) Neither the Commissioners of the Port Authority nor any of them nor any officer, employee or agent shall be personally liable for the performance of Tenant's obligations under this Lease.

          SECTION 9.07. COUNTERCLAIMS. If Landlord commences any summary proceeding or action for nonpayment of Rent or to recover possession of the Premises, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action, unless Tenant's failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant's right to bring such claim in a separate proceeding under applicable law.

          SECTION 9.08. SURVIVAL. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Tax payments and any other amounts payable under this Lease, and with respect to Tax Payments and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

          SECTION 9.09. CERTAIN REMEDIES. If Tenant requests Landlord's consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction or for arbitration as provided for in Section 8.19 herein, and that such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent. No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration unless this Lease expressly provides for such dispute to be resolved by arbitration.

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          SECTION 9.10. NO OFFER. The submission by Landlord of this Lease in draft form shall be solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed a lease and duplicate originals thereof shall have been delivered to the respective parties.

          SECTION 9.11. CAPTIONS; CONSTRUCTION. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

          SECTION 9.12. AMENDMENTS. This Lease may not be altered, changed or amended nor any of its provisions waived, except by an instrument in writing signed by the party to be charged.

          SECTION 9.13. BROKER. Each party represents to the other that such party has dealt with no broker other than Insignia/ESG, Inc. (the "BROKER") in connection with this Lease or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by any broker other than Broker who alleges that is has dealt with the indemnifying party in connection with this Lease or the Building. Landlord shall pay Broker a commission in accordance with the terms and conditions of a separate agreement between Landlord and Broker.

          SECTION 9.14. MERGER. Tenant acknowledges that Landlord has not made and is not making, and tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.

          SECTION 9.15. SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and Tenant's permitted assigns.

          SECTION 9.16. APPLICABLE LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of laws.

          SECTION 9.17. NO DEVELOPMENT RIGHTS. Tenant acknowledges that it has no rights to any developments rights, air rights or comparable rights appurtenant to the Project, and Tenant consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord,

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including instruments merging zoning lots, evidencing such acknowledgement and consent. The provisions of this SECTION 9.17 shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Project.

          SECTION 9.18. SURRENDER. Upon the expiration or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear, casualty, condemnation and damage for which Tenant is not responsible under the terms of this Lease excepted, provided, however, that the foregoing shall not obligate Tenant to restore the Premises to any greater condition than was delivered to Tenant by Landlord. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Section 9.18. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date.

          SECTION 9.19. ARBITRATION. If expressly permitted under this Lease, Landlord or Tenant (the "ELECTING PARTY") may elect to resolve a dispute by arbitration pursuant to the provisions of this Section. Such Electing Party shall deliver to the other party a written notice specifying the nature of the dispute, the reasons therefor and such Electing Party's determination of the item in dispute. If the other party shall not agree with the Electing Party's determination of the item in dispute, then either party shall have the right to submit such dispute to arbitration pursuant to this SECTION 9.19 by notice to the other party. The parties hereby agree that all such disputes submitted to arbitration shall be resolved by an arbitrator mutually agreed to by the parties, and if the parties cannot agree on an arbitrator, either party may apply to the American Arbitration Association for the appointment of an arbitrator (the "ARBITRATOR"). The Arbitrator shall, as promptly as possible, determine the matter which is the subject of the arbitration and the decision of the Arbitrator shall be conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction. The arbitration shall be conducted in the City and County of New York and, to the extent applicable and consistent with this SECTION 9.19, shall be in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association or any successor body of similar function. The expenses of arbitration shall be shared equally by the parties but each party shall be responsible for the fees and disbursements of its own attorneys and the expenses of its own proof. The Arbitrator shall be a licensed professional appropriate to the dispute, having at least ten (10) years' continuous experience in the real estate industry including the management of multi-tenant, commercial office buildings in Manhattan similar in type to the Project. At the option of either party, any arbitration under this Lease shall be governed by the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA RULES") (presently Section 53 through 57 of the AAA Rules and, to the extent applicable, Section 19 thereof).

          SECTION 9.20. SIGNAGE. Tenant shall be permitted to install, at its sole cost and expense, signs identifying Tenant in the elevator lobby of the Initial Premises and the Additional Premises, subject to Landlord's reasonable approval as to design and materials. Landlord, at

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Landlord's option, shall either (i) in the Building lobby a sign of appropriate size and suitable design identifying Tenant as an occupant of the Building, (ii) maintain a Building directory in which Tenant shall be allocated an appropriate number of listings, or (iii) provide some other reasonable and appropriate means of indicating in the lobby of the Building that Tenant is an occupant of the Building and Tenant's location therein, provided, that, with respect to the matters set forth in clauses (ii) and (iii) above, Landlord agrees that the directory related services or means of identification Landlord provides to Tenant described therein shall be at least commensurate in quality and extensiveness with the directory related services or means of identification Landlord provides to Overlandlord.

          SECTION 9.21. ATTORNEYS' FEES. Each party shall reimburse the other party, within twenty (20) days following written demand, for all reasonable costs and expenses (including reasonable attorneys' fees, disbursements and court costs) incurred by such other party in connection with enforcing such other party's obligations hereunder or in protecting such other party's rights hereunder, whether incurred in connection with an action or proceeding commenced by Landlord, by Tenant, by a third party or otherwise, if such other party is successful in such proceeding.

          SECTION 9.22. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Lease to produce or account for more than one such counterpart.

          SECTION 9.23. INVOICES. Wherever in the Lease it is provided that either party shall render a bill or invoice to the other, the party giving such bill or invoice shall include evidence of the amounts set forth in the bill or invoice.

                                   ARTICLE 10

                               SUBLEASE PROVISIONS

          SECTION 10.01.SUBLEASE PROVISIONS. (a) Notwithstanding the title of this document as "Lease", the parties acknowledge that this Lease is a sublease. This Lease is subject to, and Tenant accepts this Lease subject to, all of the terms, covenants, provisions, conditions and agreements contained in the Overlease and the matters to which the Overlease is subject and subordinate. This Lease shall also be subject to, and Tenant accepts this Lease also subject to, any future amendments or supplements to the Overlease hereafter made between Overlandlord and Landlord, provided that any such future amendment or supplement to the Overlease, except as herein expressly recognized, contemplated or agreed, does not in any material respect increase Tenant's obligations or decrease Tenant's rights from, out of or under this Lease or prohibit Landlord from meeting its obligations under hereunder. Except to the extent provided in this Subordination and Non-Disturbance Agreement between Tenant and Overlandlord, in the event of termination, re-entry or dispossess by Overlandlord under the Overlease, Overlandlord may, at its option, take over all of the right, title and interest of Landlord, as sublessor, under this Lease, and Tenant shall, at Overlandlord's option, attorn to

Overlandlord pursuant to the then executory provisions of this Lease, except that Overlandlord shall not (i) be liable for any previous act or omission of Landlord under this Lease, (ii) be subject to any offset, not expressly provided in this Lease, which theretofore accrued to Tenant against Landlord, or (iii) be bound by any previous modification of this Lease made without Overlandlord's consent or by any previous prepayment of more than one month's rent. In the event of any conflict between the terms of any Subordination and Non-Disturbance Agreement entered into between Tenant and Overlandlord and the provisions of this Lease, including the foregoing sentence, the terms and provisions of the Subordination and Non-Disturbance Agreement shall govern.

          (b) The term "Landlord", as used in this Lease, shall mean only the owner from time to time of the interest of the tenant under the Overlease. In the event of any transfer or assignment of such interest, the transferor or assignor shall be relieved and freed of all covenants, obligations and liability of Landlord under this Lease accruing after such transfer or assignment, and it shall be deemed, without further agreement, that the transferee or assignee has assumed and agreed to perform and observe all obligations of Landlord under this Lease subsequent to the effective date of the transfer or assignment.

          (c) Whenever Landlord has agreed that a required consent or approval shall not be withheld or delayed or unreasonably withheld or delayed, Landlord may withhold its consent or approval and/or it shall be deemed reasonable for Landlord to withhold or delay its consent or approval if Overlandlord, to the extent its consent is required pursuant to the terms of the Overlease, shall have delayed or refused to give any consent or approval which may be requested of it. Landlord shall promptly forward to Overlandlord such requests as Tenant may submit for approval or consent from Overlandlord. In the event a matter hereunder requires the consent of Overlandlord pursuant to the terms hereof or the Overlease and the time period for obtaining Overlandlord's consent to a particular matter under the Overlease exceeds the time period set forth in the Lease with respect to such matter, such time period in the Lease shall be extended to the date set forth in the Overlease, plus an additional five (5) Business Days. If Landlord is willing to grant its consent to Tenant to a particular matter and Overlandlord is not willing to grant such consent, Landlord shall use good faith efforts to intermediate with Overlandlord to obtain such consent (without the obligation to spend sums of money, grant any concessions to Overlandlord under the Overlease or undertake any other significant monetary or non-monetary measures) and Tenant shall have the right to take whatever action may available at law or under the Overlease to obtain such consent in its own name, and for that purpose and only to such extent, all of the rights of Landlord under the Overlease hereby are conferred upon and assigned to Tenant and Tenant is subrogated hereby to such rights to the extent that the same shall apply to the matter for which consent is sought. If any such action against Overlandlord in Tenant's name shall be barred by reason of lack of privity, nonassignability or otherwise, Tenant may take such action in Landlord's name provided Tenant has obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided, and Tenant hereby agrees, that Tenant shall indemnify and hold Landlord harmless from and against all liability, loss, damage or expense, including, without being limited to, reasonable attorneys' fees and expenses, which Landlord shall suffer or incur by reason of such action. Landlord agrees to cooperate with Tenant in any reasonable manner requested by Tenant in connection with an action or proceeding by Tenant against Overlandlord to enforce Landlord's rights under the Overlease in respect of such consent; PROVIDED, HOWEVER, that Tenant shall have agreed in writing

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

to reimburse Landlord for any out-of-pocket expenses incurred by Landlord in connection with such cooperation

          (d) Tenant covenants and agrees to perform (including to refrain from any action not permitted on the part of Landlord under the Overlease) and to observe all of the covenants, agreements, terms, provisions and conditions of the Overlease on the part of the Landlord to be performed and observed, to the extent that they apply to the Premises or the use and occupancy by Tenant of the Premises and the services and facilities of the Building. Tenant also covenants and agrees not to do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might (i) constitute or cause a default under the Overlease, (ii) cause the Overlease or the rights of Landlord as tenant thereunder to be canceled, terminated or forfeited, (iii) cause Landlord to become liable for any damages, costs, claims or penalties, or (iv) adversely affect or reduce any of Landlord's rights or benefits under the Overlease. Without limiting the generality of foregoing, Tenant acknowledges that Landlord is obligated pursuant to the terms of the Overlease, including, without limitation, Section 27.26 thereof, to reasonably cooperate with Overlandlord in connection with the conversion of the Building ownership to a synthetic condominium in connection with a transaction with the New York City Industrial Development Agency. Tenant agrees that it shall reasonably cooperate with Landlord to the extent necessary for Landlord to fulfill its obligations under the Overlease in connection with the foregoing condominium conversion, provided that Tenant's rights and obligations under the Lease shall not be adversely affected thereby, except to a DE MINIMIS extent. Tenant agrees to indemnify, defend and hold Landlord harmless of, from and against any and all liabilities, losses, damages, suits, penalties, claims and demands of every kind or nature, including, without being limited to, reasonable attorneys' fees and expenses of defense and of enforcing this indemnity, by reason of Tenant's failure to comply with the foregoing provisions of this clause (d) or arising from the use, occupancy or manner of use and/or occupancy of the Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by or any other act or omission of Tenant, its assignees or subtenants, or their respective employees, agents, servants, contractors, invitees, visitors or licensees, in or about the Premises or any other part or the Building, provided, however, that Tenant shall not be obligated to indemnify Landlord with respect to the acts and omissions of its invitees and visitors committed outside of the Premises to the extent such parties were not specifically authorized or invited by Tenant to enter the Building, it being understood that, without limiting the generality of the foregoing, that messengers from outside companies, delivery personnel, federal express and other courier service workers bringing packages to Tenant shall be deemed to be "not specifically authorized or invited" for the purposes of this Section.

          (e) Landlord covenants and agrees to perform and observe all of the terms, covenants, provisions, conditions and agreements of the Overlease (including any and all rules and regulations which shall be in effect from time to time during the term of this Lease) in such manner so as to prevent the Overlease from being terminated and so as to not adversely affect or reduce the rights and benefits of Tenant under the Lease, it being understood that the foregoing relates solely to Landlord's compliance with the Overlease in accordance with its terms and shall not be deemed or construed to obligate Landlord to seek to amend or contest, or otherwise act in any manner in contradiction to the express terms of the Overlease, or to commence any action against Overlandlord. Landlord represents that the Overlease is in full force and effect and that, to the best of Landlord's knowledge, Landlord is not in default with respect to any material obligation of Landlord under the Overlease. Provided that Tenant is not then in default under the terms of this Lease, Landlord agrees that it will not agree to a termination of the Overlease unless in connection therewith Overlandlord accepts this Lease as direct lease between Overlandlord and Tenant. Unless the parties have otherwise entered into a Subordination and Non-Disturbance Agreement, the terms of which will govern, if Landlord desires to terminate the Overlease, Tenant agrees to attorn to Overlandlord in connection with any such termination and to execute an attornment agreement in such form as may reasonably be requested by Landlord or Overlandlord. Landlord further covenants and agrees that if and so long as Tenant pays the Fixed Rent and Additional Charges and performs and observes all of the agreements, terms, conditions, covenants and provisions hereof, (i) Tenant shall quietly hold and enjoy the Premises, subject, however, to the terms of this Lease and the Overlease and to the matters to which the Overlease is subject and subordinate, and (ii) Landlord shall not do or suffer or permit anything to be done or suffered which would cause the Overlease to be cancelled, terminated or forfeited, except as provided in the casualty and condemnation sections contained therein.

          (f) Tenant acknowledges and agrees that all services, repairs, restorations, and access to and from the Premises may be provided by Overlandlord, particularly during the Gross Lease Period (as defined in the Overlease), and Landlord shall have no obligation during the term of this Lease to provide any such services, repairs, restorations, equipment and access to the extent the same is an obligation of Overlandlord under the Overlease. Tenant agrees to look solely to Overlandlord for the furnishing of such services, repairs, restorations, equipment and access. Landlord shall in no event be liable to Tenant nor shall the obligations of Tenant hereunder be impaired or the performance thereof excused because of any failure or delay on Overlandlord's part in furnishing such services, repairs, restorations, equipment and access; PROVIDED, HOWEVER, that if Landlord's rent is actually abated pursuant to the Overlease in respect of the Premises with respect to a service or condition that Overlandlord is required to provide or maintain, then Fixed Rent payable hereunder by Tenant shall also be abated during the same period that Landlord's rent is so abated. If Overlandlord shall default in any of its obligations to Landlord with respect to the Premises, Tenant shall be entitled to participate with Landlord in the enforcement of Landlord's rights against Overlandlord, but Landlord shall have no obligation to bring any action or proceeding or to take any steps to enforce Landlord's rights against Overlandlord. If, after written request from Tenant, Landlord shall fail or refuse to take appropriate action for the enforcement of Landlord's rights against Overlandlord in respect of the Premises within a reasonable period of time considering the nature of Overlandlord's default, Tenant shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Landlord under the Overlease hereby are conferred upon and assigned to Tenant and Tenant is subrogated hereby to such rights to the extent that the same shall apply to the Premises. If any such action against Overlandlord in Tenant's name shall be barred by reason of lack of privity, nonassignability or otherwise, Tenant may take such action in Landlord's name provided Tenant has obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided, and Tenant hereby agrees, that Tenant shall indemnify and hold Landlord harmless from and against all liability, loss, damage or expense, including, without being limited to, reasonable attorneys' fees and expenses, which Landlord shall suffer or incur by reason of such action. Landlord agrees to cooperate with Tenant in any reasonable manner requested by Tenant in connection with an action or proceeding by Tenant against Overlandlord to enforce Landlord's rights under the Overlease in respect of the

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Premises; PROVIDED, HOWEVER, that Tenant shall have agreed in writing to reimburse Landlord for any out-of-pocket expenses incurred by Landlord in connection with such cooperation.

          (g) This Lease is subject to and conditioned upon Landlord's obtaining the prior written consent of Overlandlord hereto as provided in Article 14 of the Overlease. Promptly following execution and delivery hereof, Landlord will submit this Lease to Overlandlord for such consent. Tenant agrees that it shall cooperate in good faith with Landlord and shall comply with any reasonable request made of Tenant by Landlord or Overlandlord in connection with the procurement of such consent including, without being limited to, the execution and delivery of a written form of Consent to Sublease. However, in no event shall Landlord be obligated to make any payment to Overlandlord in order to obtain the consent of Overlandlord to this Lease or any provision hereof. In the event that Overlandlord has not executed the form of Overlandlord Consent attached hereto as Exhibit G (or such other form of consent as may be reasonably acceptable to Tenant) on or prior to November 30,12001, then either party hereto shall have the right to terminate this Lease on five (5) Business Days prior written notice to the other, in which event this Lease shall terminate and the parties hereto shall be fully discharged and released from all obligations hereunder. In the event that Overlandlord has not executed the Subordination and Non-Disturbance Agreement substantially in the form attached hereto as Exhibit F on or prior to November 30, 2001, the Tenant shall have the right, upon five (5) Business Days prior written notice to Landlord to terminate this Lease, in which event this Lease shall terminate and the parties hereto shall be fully discharged and released from all obligations hereunder.

                                   ARTICLE 11A

                         REPRESENTATIONS AND WARRANTIES

          SECTION 11.01. LANDLORD'S REPRESENTATIONS AND WARRANTIES. (a) Landlord hereby represents and warrants to Tenant that, as of the date hereof:

          (b) This Lease has been duly authorized by all necessary action on the part of Landlord.

          (c) The person executing this Lease on behalf of Landlord, has full power and authority to execute and deliver this Lease on behalf of Landlord and perform any action in connection therewith.

          (d) The execution, delivery and performance of this Lease by Landlord, and the consummation of the transaction contemplated hereby, will not result in any violation of, or be in conflict with or constitute a default under any term or provision of the operating agreement or governing corporate documents of Landlord.

          (e) Except for the consent of Overlandlord, no consent, approval or authorization is required in connection with the execution, delivery and performance hereof by Landlord from any governmental entity or agency, or any party pursuant to any contract, mortgage, credit agreement, lease or other agreement or instrument to which Landlord is a party or by which it is bound.

          (f) Landlord knows of no outstanding claims, actions, suits, or proceedings affecting Landlord that, if adversely determined, would have a material adverse effect upon the operation of the Project.

          SECTION 11.02. TENANT'S REPRESENTATIONS AND WARRANTIES. (a) Tenant hereby represents and warrants to Landlord that, as of the date hereof:

          (b) This Lease has been duly authorized by appropriate action of its Commissioners.

          (c) The officer executing this Lease on behalf of Tenant has all necessary licenses, authorization, permits and approvals, and full power and authority, to execute and deliver this Lease on behalf of Tenant and perform any action in connection therewith.

          (d) The execution, delivery and performance of this Lease by Tenant, and the consummation of the transaction contemplated hereby, will not result in any violation of, or be in conflict with or constitute a default under:

               (i) any term or provision of the articles or certificate of incorporation, by-laws and/or any other similar document of Tenant.

               (ii) any term or condition of any contract, mortgage, loan agreement, lease, or other agreement or instrument to which Tenant is a party or by which it is bound; or

               (iii) any term or condition of any judgment, decree, order, law, statute, rule, regulation, ordinance, franchise, certificate, permit or the like applicable to Tenant or by which Tenant or its properties or assets are bound or affected.

          (e) No consent, approval or authorization is required in connection with the execution, delivery and performance hereof by Tenant from any governmental entity or agency, or any party pursuant to any contract, mortgage, credit agreement, lease or other agreement or instrument to which Tenant is a party or by which it is bound.

          (f) Tenant knows of no outstanding claims, actions, suits, or proceedings affecting Tenant that, if adversely determined, would have a material adverse effect upon the financial condition of Tenant or upon the operation of the Premises.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

          Landlord:                      CREDIT SUISSE FIRST BOSTON (USA), INC.

                                         By:    /s/ Andrew B. Federbusch
                                                -------------------------------
                                                Name: ANDREW B. FEDERBUSCH
                                                Title: MANAGING DIRECTOR

          Tenant:                        THE PORT AUTHORITY OF NEW YORK AND
                                         NEW JERSEY

                                         By:
                                                -------------------------------
                                                Cherrie Nanninga
                                                Director Real Estate Department

          Tenant's Federal Tax I.D. No.:        -------------------------------

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

          Landlord:                      CREDIT SUISSE FIRST BOSTON (USA), INC.

                                         By:
                                                -------------------------------
                                                Name:
                                                Title:

          Tenant:                        THE PORT AUTHORITY OF NEW YORK AND
                                         NEW JERSEY

                                         By:    /s/ Cherrie Nanninga
                                                -------------------------------
                                                Cherrie Nanninga
                                                Director Real Estate Department

          Tenant's Federal Tax I.D. No.:        -------------------------------

                       Metropolitan Life Insurance Company
                          Real Estate Investments (EIM)
                          200 Park Avenue / 12th Floor
                            New York, New York 10166

October 30, 2001

Credit Suisse First Boston (USA), Inc.
Eleven Madison Avenue
New York, New York 10010

Re: Agreement of Lease dated February 22, 2001 (the "Lease") between Metropolitan Life Insurance Company ("Landlord") and Credit Suisse First Boston
(USA), Inc. ("Tenant") demising the building known as One Madison Avenue, New York, New York 10010 (the "Demised Premises")

Gentlemen:

In accordance with your request, Landlord, having declined its option to recapture the Demised Premises, hereby grants its consent (the "Consent") to the execution and delivery of the sublease (the "Sublease") dated October 30, 2001 between Tenant, as sublessor, and The Port Authority of New York and New Jersey, ("Subtenant"), a body corporate and politic, created by compact between the States of New York and New Jersey, with the consent of the Congress of the United States of America, having an office at 225 Park Avenue South, New York, New York 10003 as sublessee of portions of the Demised Premises as more particularly in the Sublease (the "Sublet Space"), subject to the following terms and conditions:

     1.   This consent shall not be assignable.

     2.   This Consent is for this transaction only.

     3. The Sublet Space may be used and occupied, solely as general, executive and administrative offices keeping with the character and reputation in a manner befitting a "First-Class Office Building", by the following departments of Subtenant (collectively, the "Permitted Users"), and none other without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed: Law Department, Comptroller's Department, Aviation Department (headquarters staff), Treasury Department, Technology

Services Department and Tunnel, Bridges and Terminals Department (headquarters staff).

     4. Solely with respect to the Sublease to Subtenant (and any "Permitted Successor Entity", hereinafter defined in this Paragraph 4) for the exclusive use of the Sublet Space by the Permitted Users and none others, Landlord hereby expressly waives the "Prohibitions" contained in Section 6.2.(a)(i) of the Lease further provided that notwithstanding the foregoing, nothing herein contained shall be deemed or construed to modify, waive, impair or affect any of the provisions, covenants, agreements, terms or conditions contained in the Lease (except as may be herein expressly provided), or to waive any breach thereof, or any right of Landlord against Tenant, or to enlarge or increase Landlord's obligations under the Lease, and all provisions, covenants, agreements, terms and conditions contained in the Lease are (except as expressly herein modified, waived, impaired or affected) hereby ratified and confirmed as being in full force and effect. As used herein, the term "Permitted Successor Entity" shall mean (i) an entity that is merged with Subtenant; (ii) a governmental or quasi-governmental entity that succeeds to subtenant; or (iii) an entity that is newly created by the State of New York and/or the State of New Jersey further provided that the departments of the Permitted Successor Entity that would occupy the Sublet Space are substantially comparable to the Permitted Users with respect to the functions to be performed.

     5. Notwithstanding any subletting provided for herein, Tenant shall be and remain fully liable for payment of the rent, additional rent due and all other sums to become due under the Lease and for the performance of all the covenants, agreements, terms, provisions and conditions contained in the Lease on the part of Tenant to be performed and all acts and omissions of Subtenant or anyone claiming under or through Subtenant which shall be in violation of any of the covenants, agreements, terms, provisions and conditions contained in the Lease, shall be deemed a violation by Tenant.

     6. The Sublease shall be subject and subordinate at all times to the Lease, to all of the provisions, covenants, agreements, terms and conditions contained in the Lease and in this Consent, and to the matters to which the Lease and this Consent are or shall be subject and subordinate, and Subtenant shall not do or permit anything to be done which may or shall violate any of said provisions, covenants, agreements, terms and conditions and matters. The use of the Demised Premises as general and executive business offices, shall not be deemed such a violation.

     7. This Consent shall not be deemed or construed as a consent by Landlord to, or as permitting, any other or further subletting by Tenant or anyone claiming under or through Tenant (including without limitation,

Subtenant), and no other or further sublease of the premises demised by the Lease or any part thereof or any assignment of the Lease or of the Sublease shall be made by Tenant or anyone claiming under or through Tenant (including without limitation, Subtenant) without Landlord's prior written consent in each instance. Notwithstanding the foregoing, expressly subject and subordinate to Landlord's "right of recapture" contained in the Lease, Landlord agrees that its consent to one (1) such further subletting shall not be unreasonably withheld or denied.

     8. In the event of termination, re-entry or dispossess by Landlord under the Lease, expressly provided (i) Subtenant is not in default, subject to applicable notice and cure periods under the Sublease, and (ii) all payments of annual rent and additional rent due under the Sublease being current, Landlord agrees not to disturb Subtenant's possession of the Sublet Space and to take over all of the right, title and interest of Tenant, as sublessor, under the Sublease, and Subtenant shall attorn to Landlord pursuant to the then executory provisions of the Sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under the Sublease, (ii) be subject to any offset which theretofore accrued or may thereafter accrue to Subtenant against Tenant, or (iii) be bound by any previous modification of the Sublease or by any previous prepayment of more than one (1) month's rent.

     9. The Sublease shall not be valid, and Subtenant shall not take possession of the Sublet Space or any part thereof, until an executed counterpart of the Sublease has been delivered to Landlord.

     10. Notwithstanding any provision of the Sublease to the contrary, the term of the Sublease (including any extension or renewal thereof, if any) shall expire and terminate at least one (1) day prior to the expiration date of the Lease.

     11. Except as otherwise provided in paragraph 8 of this Consent, nothing contained herein or in the Sublease shall or shall be deemed to create any landlord-tenant relationship between Landlord and Subtenant.

     12. Tenant and Subtenant warrant and represent to Landlord that they have had no dealings, conversations or negotiations with any broker other than Insignia/ESG, Inc. (the "Broker") concerning the execution and delivery of the Sublease. Tenant agrees to pay the commission of the Broker, if any, further provided that Tenant and Subtenant each agree to defend, indemnify and hold harmless Landlord against and from any claims by the Broker or other party claiming to have dealt with them for any brokerage commissions in connection with the Sublease and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of their respective representations and warranties contained in this Paragraph 12 being untrue.

     13. Tenant and Subtenant each acknowledges, as contained in the Lease, that there are general tenant guidelines for the Building covering construction, maintenance, repair or other work. Tenant and Subtenant each agrees that all repairs, renovations, alterations, installations, additions and improvements and other activities within the scope of the general tenant guidelines for the Building (including, without limitation, electrical and communications systems and fireproofing) effected by or on behalf of Tenant and/or Subtenant in the Sublet Space shall be conducted in accordance with and pursuant to the aforesaid tenant guidelines, as well as any applicable governmental requirements and regulations. Tenant and Subtenant each agrees that it is their responsibility to ensure that Tenant and Subtenant and those working for them and/or either of them comply with the aforesaid tenant guidelines as well as any other applicable governmental requirements and regulations. Tenant and Subtenant each acknowledges that they are aware that the aforesaid tenant guidelines are available for their reference and use in the Building Manager's Office.

     14. In the event of any inconsistency between the terms and conditions of this Consent and the terms and conditions of the Sublease, the terms and conditions of this Consent shall govern.

     Upon the return to Landlord of six counterpart copies hereof with the acceptance of Tenant and Subtenant endorsed thereon, not later than ten (10) business days from the date hereof, this Consent shall be deemed to be the binding obligation of each party in respect of all matters herein required on the part of such party to be done or performed. In the event this Consent is not executed by duly authorized officers of Tenant and Subtenant and returned to Landlord within ten (10) days from the date hereof, this Consent, at Landlord's option, shall be deemed to be null and void and of no force and effect.

Very truly yours,
Metropolitan Life Insurance Company,
Landlord

By: /s/ W. Mark Keeney
    ------------------------------------
    W. Mark Keeney, Vice-President

The undersigned hereby agree to the terms, provisions and conditions of this letter agreement as set forth above this 30th day of October, 2001

Credit Suisse First Boston (USA), Inc.,
Tenant

By: /s/ Andrew B. Federbusch
    ------------------------
    Its MANAGING DIRECTOR

The Port Authority of New York and New Jersey,
Subtenant

By: /s/ [ILLEGIBLE]
    ---------------------------
    Its Director of Real Estate

                                 OVER LANDLORD'S
                            NON-DISTURBANCE AGREEMENT
                                       AND
                         SUBTENANT'S AGREEMENT TO ATTORN

          This Agreement, made as of this 30th day of October, 2001, by and between METROPOLITAN LIFE INSURANCE COMPANY, a corporation organized and existing under the laws of the State of New York, having its principal office and place of business located at 200 Park Avenue, New York, New York 10166 (hereinafter referred to as "OVERLANDLORD") and THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY, a body corporate and politic, created by compact between the States of New York and New York, with the consent of the United States of America, having an office and place of business located at 225 Park Avenue South, New York, New York 10003 (hereinafter referred to as "SUBTENANT").

                              W I T N E S S E T H:

          WHEREAS, Overlandlord is the present holder of the fee estate land and in the building located at One Madison Avenue, New York, New York (hereinafter referred to as the "BUILDING");

          WHEREAS, by indenture of lease (hereinafter referred to as the "LEASE") dated February 22, 2001, between Overlandlord, as landlord, and Credit Suisse First Boston (USA) Inc., as tenant (hereinafter referred to as "TENANT"), Overlandlord leased the Building to Tenant;

          WHEREAS, Tenant, as sublandlord, and Subtenant, as subtenant, entered into a certain sublease of space in the Building dated as of October ____, 2001, which sublease is hereinafter referred to as "SUBLEASE" and the premises demised thereby are hereinafter referred to as "DEMISED PREMISES" and which Demised Premises are more particularly described in the Sublease;

          WHEREAS, Subtenant has requested that Overlandlord agree not to disturb Subtenant's possessory rights in the Demised Premises in the event that Overlandlord should terminate the Tenant's interest in the Lease or otherwise cancels the Lease provided that Subtenant is not in default under the Sublease (for a period in excess of the applicable grace period contained in the Sublease) and further provided the Subtenant attorns to Overlandlord; and

          WHEREAS, Overlandlord is willing to so agree on the terms and conditions hereinafter provided.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and TEN ($10.00) DOLLARS and other good and valuable consideration each to the other in and paid, receipt of which is hereby acknowledged, Overlandlord and Subtenant hereby agree as follows:

          1. The Sublease is and shall be subject and subordinate in all respects to the Lease and to all renewals, modifications, replacements, amendments and/or extensions of the same.

          2. a. Subject to the provisions of Section 2(b) below, provided Subtenant complies with this Agreement and is not in default under the Sublease of (A) any payment of rent or additional rents called for under the Sublease (for a period in excess of the applicable grace period contained in the Sublease), or (B) in the performance of any of the other terms, conditions, covenants, clauses or agreements on Subtenant's part to be performed under the Sublease (for a period in excess the applicable grace period contained in the Sublease), then as of the date Overlandlord cancels or terminates the Lease for any reason before the expiration date or earlier termination date provided in the Sublease, as the same may have been modified, extended, renewed and/or replaced, no cancellation or termination of the Lease will disturb Subtenant's possession under the Sublease and the Sublease will not be affected or cut off thereby (except that Subtenant's right to receive or set off any monies or obligations owed or to be performed by the Tenant or the successors or assigns to Tenant's interest in the Lease shall not be enforceable thereafter against Overlandlord or any subsequent fee owner of the Building) and notwithstanding any such termination or cancellation of the Lease or other acquisition of the Tenant's interest in the Lease and merger with the Overlandlord's fee interest in the Building, the Sublease will be recognized as a direct lease from Overlandlord or any subsequent holder of the fee estate in the Building, except that the Overlandlord or any subsequent holder of the fee estate in the Building shall not (a) be liable for any previous act or omission under the Sublease by the holder of the Lease interest, (b) be subject to any offset which Subtenant may have against Tenant, (c) have any obligation with respect to any security deposited under the Sublease unless such security has been physically delivered to Overlandlord, (d) be bound by any previous modification of the Sublease or by any previous prepayment of rent for a period greater than one (1) month, unless such modification or prepayment shall have been expressly approved in writing by the Overlandlord, or (e) be obligated to complete or permit the construction of any improvements under the Sublease.

          b. Notwithstanding anything contained herein or in the Sublease, in the event that the rent and additional rent under the Sublease (after deducting therefrom an amount equal to the impositions payable by Tenant under the Lease prorated on a rentable square foot basis with respect to the Demised Premises and an amount equal to the expenses payable by Tenant to provide to the Demised Premises with the services required to be provided under the Sublease prorated on a rentable square foot basis) (such net rent herein called the "SUBLEASE NET RENT") shall be less than the portion of the Minimum Rent (as defined in the Lease) payable by the Tenant prorated on a rentable square foot basis with respect to the Demised premises (the "APPLICABLE MINIMUM RENT"); then, effective as of the date of aforementioned attornment and recognition, the Sublease shall be deemed to be automatically amended to increase the Sublease Net Rent to an amount equal to the Applicable Minimum Rent and to provide for Subtenant to continue to pay additional rent under the Sublease at least equal to the sum of
          (i) the Impositions payable by Tenant under the Lease prorated on a rentable square foot basis with respect to the Demised Premises and
          (ii) an amount equal to the expenses payable by Tenant to provide to the Demised Premises with the services required to be provided under the Sublease prorated on a rentable square foot basis.

          3. If Overlandlord elects to accept from the then holder of Tenant's interest in the Lease a surrender or an assignment of the leasehold interest in the Lease in lieu of canceling or terminating the Lease, Tenant's right to receive or set off any monies or obligations owed or to be performed by the then holder of the leasehold interest in the Lease shall not be enforceable thereafter against Overlandlord or any subsequent holder of the fee estate in the Building.

          4. Subtenant will, upon request of the Overlandlord or any subsequent holder of the fee estate in the Building, execute a written agreement whereunder Subtenant (A) confirms this attornment to Overlandlord or any such subsequent holder of the fee estate in the Building, (B) affirms Subtenant's obligations under the Sublease, (C) agrees to pay all rentals and charges then due or to become due as they become due to Overlandlord or any such subsequent holder of the fee estate in the Building, and (D) confirms the automatic amendments to the Sublease provided for in Section 2(b) above.

          5. Subtenant from and after the date hereof shall send a copy of any notice of default or statement of default under the Sublease to Overlandlord at the same time such notice or statement is sent to the landlord under the Sublease.

          6. Subtenant hereby agrees that from and after the date hereof in the event of any act or omission by the landlord under the Sublease which would give Subtenant the right, either immediately or after the lapse of a reasonable period of time, to terminate the Sublease, or to claim a partial or total eviction, Subtenant will not exercise any such right (i) until it has given written notice of such act or omission to Overlandlord by delivering such notice of such act or omission, by certified mail, return receipt requested, addressed to Overlandlord, at the Overlandlord's address as given herein (Metropolitan Life Insurance Company, 200 Park Avenue, New York, New York 10166, Attention:
Vice President, Real Estate Investments (EIM), 12th Floor, with a duplicate thereof, simultaneously being sent by the same mailing procedure to Metropolitan Life Insurance Company, 200 Park Avenue, New York, New York 10166, Attention:
Attorney-in-Charge, Law/REI 12th Floor, and to Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, Attention: Mark Lipschutz, Esq.), or at the last address of Overlandlord, furnished to Subtenant in writing and (ii) until a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when Overlandlord shall have become entitled under the Sublease to remedy the same; provided that Overlandlord, at its option shall, following the giving of such notice, have elected to commence and continue to remedy such act or omission or to cause the same to be remedied.

          7. Subtenant will neither offer nor make prepayment of rent (for a period in excess of one month) nor further change the terms, covenants, conditions and agreements of the Subtenant in any manner without the express consent in writing of the Overlandlord, except for those modifications which would have been permitted under Article 14 of the Lease had they been made at the time the Sublease was executed.

          8. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or clause of action arising hereunder shall be valid, or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

          9. This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Overlandlord, all obligations and liabilities of Overlandlord under this Agreement thereafter accruing shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Overlandlord's interest is assigned or transferred; and provided further that the interest of Subtenant under this Agreement may not be assigned or transferred except in connection with an assignment permitted under and in accordance with the terms of the Sublease.

          10. Subtenant agrees that this Agreement satisfies any condition or requirements in the Sublease relating to the granting of a non-disturbance agreement from the fee owner of the real property of which the Demised Premises are a part.

          11. In the event that Overlandlord notifies Subtenant of an Event of Default under the Lease and demands that Subtenant pay its rent and all other sums due under the Sublease to Overlandlord, Subtenant agrees that it will honor such demand and pay its rent and all other sums due under the Sublease directly to the Overlandlord during the continuance of such default.

          12. Subtenant covenants and acknowledges that it has no right or option of any nature whatsoever, whether pursuant to the Sublease or otherwise, to purchase the Demised Premises or the real property of which the Demised Premises are a part, or any portion thereof or any interest therein and to the extent that Subtenant has, or hereafter acquires any such right or option, the same is hereby acknowledged to be subject to and subordinate to the Lease and is hereby waived and released as against Overlandlord.

          13. Overlandlord shall have no obligation, nor incur any liability, with respect to any warranties of any nature whatsoever, whether pursuant to the Sublease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, title of landlord under the Sublease, the authority of landlord under the Sublease, habitability, fitness for purpose and possession.

          14. Anything herein or in the Sublease to the contrary notwithstanding, Overlandlord shall have no obligation, nor incur any liability, beyond Overlandlord's then interest, if any, in the fee estate in the Building and Subtenant shall look exclusively to such interest of Overlandlord, if any, in the fee estate in the Building for the payment and discharge of any obligations imposed upon Overlandlord hereunder or under the Sublease and Overlandlord is hereby released or relieved of any other obligations hereunder and under the Sublease. Subtenant agrees that with respect to any money judgment which may be obtained or secured by Subtenant against Overlandlord, Subtenant shall look solely to the fee estate or interest owned by the Overlandlord in the Building, and Subtenant will not collect or attempt to collect any such judgment out of any other assets of Overlandlord.

          15. No disclosed or undisclosed officers, shareholders, principals, directors, employees, members or servants of Overlandlord shall be personally liable for the performance of Overlandlord's obligations under this Agreement or the Sublease. Notwithstanding anything to the contrary contained herein, Subtenant's sole recourse for the enforcement of Overlandlord's obligations under the Sublease and this Agreement is to satisfy a judgment for Overlandlord's failure to perform such obligations shall be against the Building (or any casualty proceeds or condemnation awards paid to Overlandlord and not applied to a restoration of the Building), and in no event shall any other assets of Overlandlord be subject to any claim arising under the Sublease or this Agreement, except for any claim relating to misappropriation by Overlandlord of, or fraud by Overlandlord with respect to, any casualty proceeds disbursed to, received by or otherwise in Overlandlord's custody and control.

     IN WITNESS WHEREOF, the parties hereto have respectively signed and sealed this Agreement as of the day and year first above written.

                                              METROPOLITAN LIFE INSURANCE
                                              COMPANY


                                              By: /s/ W. Mark Keeney
                                                  ------------------------------
                                              Name:  W. MARK KEENEY
                                              Title: VICE PRESIDENT


                                              THE PORT AUTHORITY OF NEW YORK AND
                                              NEW JERSEY


                                              By: /s/ [ILLEGIBLE]
                                                  ------------------------------
                                              Name:
                                              Title: Director of Real Estate

          Tenant, as landlord under the Sublease and as the tenant under the Lease, agrees for itself and its successors and assigns, that (i) the within Agreement does not (a) constitute a waiver by Overlandlord of any of its rights under the Lease and/or (b) in any way release the Tenant from its obligation to comply with the terms provisions, conditions, covenants, agreements and clauses of the Lease, (ii) the provisions of the Lease remain in full force and effect and must be complied with by Tenant, and (iii) upon the occurrence and continuance of an Event of Default under the Lease, Subtenant may pay all rent, additional rents and all other sums due under the Sublease to the Overlandlord as provided in the within Agreement.

                                              CREDIT SUISSE FIRST BOSTON
                                              (USA), INC.

                                              By: /s/ Andrew B. Federbusch
                                                  ------------------------------
                                              Name : ANDREW B. FEDERBUSCH
                                              Title: MANAGING DIRECTOR